UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

April 25, 2008

Geospatial Holdings, Inc.

(Exact name of registrant as specified in its charter)

NEVADA	333-04066	87-0554463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

229 Howes Run Road, Sarver, PA 16055

(Address of principal executive offices) (Zip Code)

(724) 353-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

i

Item 1.01. Entry into a Material Definitive Agreement

On March 25, 2008, Kayenta Kreations, Inc., a Nevada corporation (“Parent”), Kayenta Subsidiary Corp., a Delaware corporation (the “Merger Subsidiary”), Thomas Kimble, an individual stockholder of Parent (the “Parent Stockholder”) and Geospatial Mapping Systems, Inc., a Delaware corporation (“GMSI”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) which provided, upon the satisfaction of certain conditions set forth in the Merger Agreement, that the Merger Subsidiary would merge with and into GMSI (the “Merger”) and GMSI would become the surviving corporation of the Merger (the “Surviving Corporation). Those conditions were satisfied and the Merger occurred on April 25, 2008.

Material Terms and Conditions of the Merger Agreement

Pursuant to the terms of the Merger Agreement, Parent agreed to effect a 2.8 to 1 forward stock split of its common stock (“Parent Shares”), resulting in 3,685,618 outstanding Parent Shares (the “Forward Split”). The Forward Split was effected on April 25, 2008. Pursuant to the terms of the Merger Agreement and at the effective time of the Merger (the “Effective Time”), the issued and outstanding shares of GMSI (the “GMSI Shares”) were converted into an aggregate of 20,074,188 shares of the Company’s common stock (“Common Stock”) via each GMSI Share issued and outstanding immediately prior to the Effective Time (other than GMSI Shares held in its treasury) on the basis of one Parent Share for each GMSI Share without any action on the part of the holders thereof (the “Merger Consideration”), and Parent now owns 100% of the outstanding shares of GMSI.

All outstanding options to purchase GMSI Shares, warrants or similar outstanding GMSI securities were likewise converted to like securities of Parent. In addition, each GMSI Share converted into the Merger Consideration was no longer outstanding and was automatically canceled and retired and ceased to exist. Such shares were surrendered and became owned of record and beneficially by Parent. In connection with the Merger, Parent changed its name from Kayenta Kreations, Inc. to Geospatial Holdings, Inc. (the “Company”). As of April 28, 2008, the Company has changed its listing symbol on the Financial Industry Regulatory Authority’s (“FINRA”) OTC Bulletin Board from “KKRI” to “GSPH”.

Pursuant to the terms of the Merger Agreement, the GMSI shareholders now own 84.49 percent of the 23,759,806 issued and outstanding shares of the Company’s Common Stock. In addition, the Merger Agreement contains a covenant that the Company will not effectuate any reverse stock split of the Company’s Common Stock for a period of two years from the Effective Time without the consent of the Parent Stockholder. The Merger Agreement also provides that the Company will file a registration statement with the Securities and Exchange Commission (the “Commission”) covering the resale of all restricted shares of Common Stock held by Parent’s shareholders immediately prior to the Merger, but not including any of the shares of the Company’s Common Stock issued to GMSI’s stockholders in connection with the Merger.

Changes Resulting from the Merger

As a result of the Merger, GMSI became the Company’s wholly-owned subsidiary and the Company ceased being a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to carry on GMSI’s business. The contents of the Company’s website are not part of this Current Report on Form 8-K and should not be relied upon with respect thereto.

Accounting Treatment

The Merger is being accounted for as a “reverse merger,” because as a result of the Merger the shareholders of GMSI now own a majority of the outstanding shares of the Company’s Common Stock. GMSI is deemed to be the acquiror in the Merger for accounting purposes, and consequently, unless otherwise indicated, the assets and liabilities and the historical operations reflected in the financial statements included elsewhere in this Current Report will be those of GMSI and will be recorded at the historical cost basis of GMSI. As a result of the Merger, there was a change in control of the Registrant. However, Registrant will continue to be a “smaller reporting company” as defined in Item 10(f) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”).

Election to Board of Directors; Appointment of Officers

In connection with the Merger, Mark A. Smith was appointed to serve as Chairman of the Board and Chief Executive Officer of the Company and Linda M. Ward was appointed to serve as the Company’s Executive Vice President of Business Development. The Company also added Richard Nieman as a Director and Thomas R. Oxenreiter as Chief Financial Officer, Secretary and a Director. Additionally, Brenda White, the sole member of the Board of Directors of Parent, resigned. Pursuant to the Merger Agreement, the Company’s stockholders have approved an employee benefit stock option plan.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 to this Current Report on Form 8-K is incorporated by reference. In addition, pursuant to Item 2.01(f) of Form 8-K, we are providing below the information that would be required if we were filing a Form 10. Except where the context otherwise requires, as used in this Form 8-K the terms, “we”, “us”, “our”, “the Company,” refer to the businesses of Geospatial Holdings, Inc., representing the Parent and GMSI on a combined basis after giving effect to the Merger.

1. Description of Business

FORWARD-LOOKING STATEMENTS

The statements set forth under the captions “Description of Business,” “Management’s Discussion and Analysis of Financial Condition and Result of Operations,” and “Risk Factors,” and other statements included elsewhere in this Current Report on Form 8-K, which are not historical, constitute “Forward Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies for the future. When used in this report, the terms “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to our business or our subsidiaries or our management, are intended to identify Forward-Looking Statements. We intend that all Forward-Looking Statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These Forward-Looking Statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance. Forward-Looking Statements are subject to many risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements.

Our business involves various risks, including, but not limited to, our ability to implement our business strategies as planned in a timely manner or at all; our lack of operating history; our ability to protect our proprietary technologies; our ability to obtain financing sufficient to meet our capital needs; and our inability to use historical financial data to evaluate our financial performance. See “Risk Factors” beginning on page 7.

Company Overview

Parent was incorporated on December 26, 1995 in the state of Nevada. Upon the Effective Time of the Merger, Parent adopted the business of GMSI, and GMSI became Parent’s wholly-owned subsidiary and operating unit. From our inception on May 26, 2006 through December 31, 2007, we were considered a development stage company as defined by Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises. As such, we devoted substantially all our efforts to establishing a new business. During the three months ended March 31, 2008, we began to generate revenues from our planned operations, and ceased to be a development stage company.

General Development of the Business

We are an emerging pipeline management service company that is focused on developing and producing innovative technologies and services which offer technically advanced solutions for managing pipeline infrastructure assets. Our strategy is to combine innovative pipeline data acquisition and mapping technology with professional data management and technically superior pipeline field services to build strong client relationships in the pipeline service industry. We believe that by building a multi-disciplined team, consisting of construction professionals, engineers and Geographic Information System (“GIS”) and IT specialists, project managers, estimators and field technicians, we can mobilize quickly and efficiently for any project. Our field service professionals are available to provide economic data collection and mapping solutions to municipalities, utilities, engineering companies, contractors, pipeline operators, government agencies, industrial concerns and military facilities worldwide.

The Company believes that owners and operators of the world’s pipeline infrastructure are faced with competitive pressures and regulatory constraints which are requiring them to manage their pipeline assets in a more efficient and responsible manner. We expect to provide innovative, proprietary technologies and services which offer technically enhanced solutions to municipalities, utilities, and oil and gas pipeline operators in the United States and abroad for managing pipeline infrastructure assets.

We are the exclusive licensee of the proprietary DuctRunner Smart ProbeTM (“Smart ProbeTM”) technology throughout North America, South America and Australia and, as a result, we believe we are uniquely positioned to emerge as a global leader in the use of technology to gather, manage and evaluate pipeline infrastructure data. In addition to our Smart ProbeTM technology, our professional field services personnel provide related pipeline services such as our “non-destructive excavation” technologies which allow us to excavate and expose underground utilities of all types without the potential danger of damaging the pipeline or surrounding utilities, pipeline video inspection, pipeline cleaning and post inspection pipeline evaluation. We intend to leverage our exclusive technology and our customer service in order to grow into a global leader in pipeline data acquisition and management.

Proprietary Technology

Our Smart ProbeTM technology provides accurate X, Y and Z axes centerline mapping of pipeline infrastructure and seamlessly integrate open format data into three dimensional GIS or Computer Aided Design (“CAD”) databases. GIS is a collection of computer hardware, software, and geographic data for capturing, managing, analyzing, and displaying all forms of geographically referenced information.

Using the Smart ProbeTM technology, our mapping surveys measure and map pipelines in three dimensions and produce a precise depiction of its plan view and profile. Multiple gyroscopic inertial measurement units (“IMUs”) within the Smart ProbeTM measure 800 angular and linear velocity changes per second in the X, Y and Z axes as the unit moves through the pipeline. Our Smart ProbeTM can map most pipelines with a high degree of positional accuracy by establishing reference points with known geographical coordinates and Global Positioning System (“GPS”) data at the start and end of the run, and on very long runs at known intervals between the two. In addition to the unique technological mapping advances of this technology, the Smart ProbeTM can function un-tethered to any communication cable because all data will be stored within the unit. This feature provides for greater flexibility in data imaging because there are no depth limitations associated with the Smart ProbeTM. Data acquired and stored within the unit can be uploaded onto a laptop computer or PC and immediately viewed and evaluated in the field. At this stage, digital “plan and profile” sectional drawings of the pipeline surveyed can be produced, overlaid onto an existing plan view of the site and printed immediately in the field. Alternatively, this digital data can be transferred via the internet to any location in the world where it can be evaluated by associated decision makers or stored and entered into the appropriate GIS/CAD database by the program administrator for future reference and use.

License and Distribution Agreements

In August 2006, GMSI entered into an exclusive and perpetual agreement to license the patent pending Smart Probe™ technology from Reduct NV, a Belgian company (“Reduct”) and the developer of the technology (as amended, the “Reduct License Agreement”). The Reduct License Agreement provides the Company with exclusive control over the rights to the Smart Probe™ technology throughout North America, South America and Australia. Pursuant to the Reduct License Agreement, GMSI agreed to place an order for €1,700,000 worth of Smart Probes™ in 2007. Approximately €890,000 is outstanding on this commitment, which we expect to pay upon shipment of the Smart Probes™ during 2008. Further, GMSI agreed to pay Reduct a total of €600,000, consisting of an exclusivity fee for 2007 of €100,000, and a license fee of €500,000, payable in two €300,000 installments; the first on April 30, 2008 and the second on May 31, 2008. GMSI agreed, in the Reduct License Agreement, to place an order for €3.0 million worth of Smart Probes™ in 2008 on or before July 15, 2008, with €1.5 million due on or before July 15, 2008, and the balance due upon shipment. In addition, the Reduct License Agreement provides that in 2009, GMSI shall purchase a minimum of approximately €3.9 million worth of Smart Probes™, and pay an exclusivity fee that varies from €0 to €825,000 based on the volume purchased. In 2010, GMSI has agreed to purchase a minimum of approximately €5.4 million worth of Smart Probes™, and pay an exclusivity fee that shall vary from €0 to approximately €1.2 million based on the volume purchased. Thereafter, GMSI has agreed to a minimum purchase of Smart Probes™, the amount of which shall increase annually at a 15% rate over the prior year, and the exclusivity fee shall vary from €0 to approximately €1.2 million based on the volume purchased.

Pursuant to the Reduct License Agreement, GMSI also granted to Delta Networks Limited SA, the owner of over 99% of the outstanding shares of Reduct, a right to purchase three million shares of GMSI’s common stock at a purchase price of $0.50 per share (the “GMSI Warrants”). The GMSI Warrants expire October 31, 2010. By virtue of the Merger, the GMSI Warrants were automatically converted into warrants to purchase the Company’s Common Stock on substantially the same terms and conditions as the corresponding GMSI Warrants.

Sales and Marketing Efforts

We intend to establish Regional Technical Sales Managers (“RTSMs”) in various sales regions across the United States, Canada and Australia. Each RTSM will report to the Company’s Executive Vice President of Business Development and be responsible for developing and implementing a sales program which meets our specific targets. As business is developed in each sales region, we expect field technicians to be assigned to work under each RTSM to assist the RTSM in performing pipeline mapping services. The Company will attempt to establish strong strategic partnerships to market the company’s technologies in Mexico, the Caribbean and the balance of Latin America.

To assist the RTSM’s in developing their sales regions, we are developing an extensive data base of approximately 30,000 potential customers, which include municipalities, engineers, GIS consultants, pipeline operators and contractors. We expect to use this potential customer list in order to introduce and promote interest in the relevant markets for our Smart Probe™ proprietary technology. We will engage in direct-sale marketing efforts, whereby we will require that each of our RTSM’s establish relationships and schedule group meetings with GIS and utilities managers, engineering companies, major utility companies and major utility contractors within each of their respective sales regions, in order to demonstrate the Smart Probe™ technology and its associated benefits. We also will demonstrate the use and functionality of the Smart Probe™ at numerous national and regional trade shows sponsored by related industry groups. In addition, the Company expects each RTSM to generate sales leads through electronic mail marketing.

Ability to Develop and Protect Patents and Other Intellectual Property

Our success, competitive position, and future revenues, if any, depend in part on our ability, and that of the licensors of our major technology, to obtain and successfully leverage intellectual property covering our technology, know-how, methods, processes, and to protect our trade secrets, to prevent others from using our intellectual property, to operate without infringing the intellectual property of third parties. United States and international patent applications covering the Smart Probe™ technology are currently pending. Our patent strategy includes obtaining patents, where possible, on methods of manufacture, compositions of matter and methods of use. We also rely on know-how, continuing technological innovation, licensing and partnership opportunities to develop and maintain our competitive position. Lastly, we monitor third parties for activities that may infringe our intellectual property, as well as the progression of third party patent applications that may cover our products or methods and thus, potentially, interfere with the development of our business.

Customers

To date, we have successfully completed approximately 19 projects for a varied group of clients including contractors, municipalities, utilities, telecoms, and engineering companies.

Government Contracts

Some of our contracts are with federal and state government entities. These contracts may be subject to various procurement laws and regulations. If we do not comply with these laws and regulations, we may be prohibited from completing our existing government contracts or suspended from government contracting and subcontracting for some period of time. In addition, through our government contracts, we are subject to routine U.S. federal, state and local government audits. If audit findings are unfavorable, we could experience a reduction in our profitability. We are subject to audits for several years after payments for services have been received. Based on these audits, government entities may adjust or seek reimbursement for previously paid amounts.

Competition

Our business is highly competitive with respect to pipeline asset management services. While we believe that our proprietary technologies provide advantages to our clients, we will compete with numerous public and private engineering firms that provide some or all of the services that we provide. Our competitors range from large national and international firms, such as, Parsons Brinkerhoff Inc., CH2M Hill Companies, PBS&J, Tetra Tech, URS Corporation and CDM, to a vast number of smaller, more localized firms.

In the energy (oil and gas) industry there are several large, established pipeline service companies that have various types of smart pigging technologies such as GE Pipeline Systems, Tuboscope, Rosen, TD Williams and Enduro. While a few of these companies have pipeline mapping capabilities, they are mainly focused on pipeline condition assessment which requires larger, more sophisticated and more expensive pigging equipment than is required by our Smart Probe™ technology.

The competitive conditions in our business relate to the nature of the contracts being pursued. Public sector contracts, consisting mostly of contracts with federal and state governmental entities, are generally awarded through a competitive process, subject to the contractor’s qualifications and experience. Our business employs cost estimating, scheduling and other techniques for the preparation of these competitive proposals. Private sector contractors compete primarily on the basis of qualifications, quality of performance, available technologies and price of services. Most private and public sector contracts for professional services are awarded on a negotiated basis.

We believe that the principal competitive factors (in the order of importance) in the areas of services we offer are quality of available technologies, quality of service, reputation, experience, technical proficiency, local geographic presence and cost of service. We believe that we are well positioned to compete effectively by emphasizing the quality and proprietary nature of our technologies and the quality of services that we offer. We are also dependent upon the availability of staff and our ability to recruit qualified employees. A shortage of qualified technical professionals currently exists in the engineering industry in the U.S.

Seasonality

It is possible that our contract revenue and income from operations may be slightly lower for our first fiscal quarter than for the remaining quarters due to the effect of winter weather conditions, particularly in the Mid-Atlantic and Midwest regions of the United States. Our GIS/data management activities should not be as directly impacted by seasonal weather conditions.

Personnel

We believe that our success will greatly depend on our ability to identify, attract and retain capable employees. As of March 31, 2008, we had 13 employees. Of this number, approximately 60% have advanced degrees or training in GIS data management or pipeline management services. We believe that our relations with these employees are good. Our employees are not represented by a labor union or otherwise represented under a collective bargaining agreement.

Environmental Compliance

As our services are applicable to a large number of pipeline industry segments, we will be working, in many cases, in and around environmentally-sensitive areas, and with pipeline materials that may require specific environmental training and strict environmental procedures and guidelines. Failure to comply with these federal, state, or local environmental regulations could result in substantial penalties or fines.

The enactment of various federal, state, and local environmental regulations, and variations in federal, state, and local funding for environmental compliance and enforcement of these regulations may have an effect on the capital expenditures of our clients, and thus may affect our ability to generate revenue.

1A. Risk Factors

The following summarizes material risks relating to our business that you should carefully consider. The risks described below are not the only risks that we face. If any of the following risks actually occur, they would likely harm our business, financial condition, and results of operations.

Risk Factors Related to the Business

Our business is at an early stage of development and we may not be able to develop the customer base necessary for success.

Our business is still at an early stage of development. We are still in the early stages of hiring and training our sales force and work force, and identifying and building customer relationships for the services that we expect to offer. We may not be able to achieve our development goals in an efficient manner, or at all, which could have a material adverse effect on our business, financial condition or results of operations in the future.

We have a limited operating history

The Company currently has a limited operating history. The Company will have to carry out its business plan and generate significant revenues to achieve and sustain profitability in the future. Achieving and maintaining profitability is dependent upon certain factors which are outside of the Company’s control, including changes in business conditions, competition, and changes in applicable regulations.

If we fail to meet our obligations under our Reduct License Agreement, we may lose our rights to key technologies on which our business depends.

Our business depends largely on the Reduct License Agreement pursuant to which we license the patent pending Smart Probe™ technology from Reduct, the developer of the technology. The Reduct License Agreement grants the Company exclusive control over the rights to the Smart Probe™ technology throughout North America, South America and Australia. Under the Reduct License Agreement, we have agreed to minimum purchases of Smart Probes™ of approximately €3 million in 2008, €3.9 million in 2009, €5.4 million in 2010, and thereafter, a minimum purchase that increases annually at a 15% rate over the prior year. In addition, we have payments due to Reduct of approximately €1.5 million in 2008 for 2007 purchase commitments, exclusivity fees, and license fees. If Reduct believes that we have failed to meet our obligations under the Reduct License Agreement, Reduct could seek to limit or terminate our license rights, which could lead to costly and time-consuming litigation and potentially, a loss of the licensed rights. During the period of any such litigation, our ability to carry out the development of client relationships and provide pipeline management services could be significantly and adversely affected.

The change in the exchange rate between the United States dollar and the Euro is volatile and may negatively impact our costs which could adversely affect our operating results.

The payment obligation under our Reduct License Agreement is in Euros. As a result, fluctuations in the currency exchange rate between the US dollar and the Euro may adversely affect our cost and results of operations.

We may not be able to protect our proprietary technology from infringement.

Our business development will depend on a combination of patents, licensing agreements and unpatented proprietary know-how and trade secrets to establish and protect our intellectual property rights. To the extent that we license intellectual property from third parties, we will also have to rely in part on their measures in order to protect our intellectual property rights. However, these measures may not afford complete protection of our intellectual property, and it is possible that third parties may copy or otherwise obtain and use our proprietary information and technology without authorization or otherwise infringe on our intellectual property rights. We cannot assure you that any of our competitors will not independently develop equivalent or superior know-how, trade secrets or proprietary processes. If we are unable to maintain the proprietary nature of our technologies, our expected profit margins could be reduced as competitors imitating our products could compete aggressively against us in the pricing of certain products and our business, financial condition and results of operations may be materially adversely affected.

In addition, several of our business markets and customers are expected to be located outside of the United States. The laws protecting intellectual property in some countries may not provide adequate protection to prevent our competitors from misappropriating our intellectual property.

We may have difficulty meeting our future capital requirements.

Since our inception, the Company’s activities have largely consisted of organizational and financing activities. We will need to obtain significant capital resources from sources including equity/debt financings in order to profitably grow our business. Additional financing through strategic collaborations, public or private equity financings or other financing sources may not be available on favorable terms, or at all. Additional equity financing could result in significant dilution to our shareholders. Further, if additional funds are obtained through arrangements with collaborative partners, these arrangements may require us to relinquish some of our rights with respect to our technologies. If sufficient capital is not available we may be required to reduce our workforce, reduce the scope of our marketing efforts and/or customer service, any of which could have a material adverse impact on our financial condition or business prospects.

We must adapt to technological advances in the pipeline services industry.

We compete in an industry that has seen the development of increasingly advanced technology to deliver state-of-the-art pipeline management service solutions to a variety of end-users. Our success may depend on our ability to adapt to technological changes in the industry. If we are unable to adapt to technological change, timely develop and introduce new products, or enhance existing products in response to changing market conditions or customer requirements or demands, our business and results of operations could be materially and adversely affected. We cannot assure you that we will be able to replace outdated technologies, replace them as quickly as our competitors or develop and market new and better products in the future.

We may be subject to litigation that will be costly to defend or pursue and uncertain in its outcome.

Our business may bring us into conflict with our licensor or others with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve these conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. This litigation could be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business.

Loss of key individuals could disrupt our operations and harm our business.

Our success depends, in part, on the efforts of certain key individuals, including the members of our senior management team. Although we do not anticipate that we will have to replace any of these individuals in the near future, the loss of the services of any of our key employees could disrupt our operations and have a material effect on our business.

Changes and fluctuations in government spending priorities could materially affect our future revenue and growth prospects.

Our primary customers, which will compose a substantial portion of our revenue and backlog, will include agencies of the U.S. federal government and state and local governments and agencies that depend on funding or partial funding provided by the U.S. federal government. Consequently, any significant changes and fluctuations in the government’s spending priorities as a result of policy changes or economic downturns may directly affect our future revenue streams. Legislatures may appropriate funds for a given project on a year by year basis, even though the project may take more than one year to perform. As a result, at the beginning of a project, the related contract may only be partially funded, and additional funding is committed only as appropriations are made in each subsequent year. These appropriations, and the timing of payment of appropriated amounts, may be influenced by, among other things, the state of the economy, competing political priorities, curtailments in the use of government contacting firms, rise in raw material costs, delays associated with a lack of a sufficient number of government staff to oversee contracts, budget constraints, the timing and amount of tax receipts, and the overall level of government expenditures. Additionally, reduced spending by the U.S. government may create competitive pressure within our industry which could result in lower revenues and margins in the future.

Unpredictable economic cycles or uncertain demand for our pipeline data management capabilities and related services could cause our revenues to fluctuate or contribute to delays or the inability of customers to pay our fees.

Demand for our pipeline data management and other services are affected by the general level of economic activity in the markets in which we operate, both in the U.S. and internationally. Our customers, particularly our private sector customers, and the markets in which we compete to provide services, are likely to experience periods of economic decline from time to time. Adverse economic conditions may decrease our customers’ willingness to make capital expenditures or otherwise reduce their spending to purchase services, which could result in diminished revenues and margins for our business. In addition, adverse economic conditions could alter the overall mix of services that our customers seek to purchase, and increased competition during a period of economic decline could result in us accepting contract terms that are less favorable to us than we might be able to negotiate under other circumstances. Changes in our mix of services or a less favorable contracting environment may cause our revenues and margins to decline. Moreover, our customers may experience difficult business climates from time to time and could delay or fail to pay our fees as a result.

Our ability to recruit, train and retain professional personnel of the highest quality is a competitive advantage. Our future inability to do so would adversely affect our competitiveness.

Our contract obligations in our pipeline data management markets are performed by our staff of well qualified engineers, technical professionals and management personnel. A shortage of qualified technical professionals currently exists in the engineering industry in the U.S. Our future growth potential requires the effective recruiting, training and retention of these employees. Our inability to retain these well qualified personnel and recruit additional well qualified personnel would adversely affect our business performance and limit our ability to perform new contracts.

If we are unable to accurately estimate and control our contract costs, then we may incur losses on our contracts, which could decrease our operating margins and significantly reduce or eliminate our profits.

It is important for us to control our contract costs so that we can maintain positive operating margins. Under our fixed price contracts, we receive a fixed price regardless of what our actual costs will be. Consequently, we realize a profit on fixed price contracts only if we control our costs and prevent cost overruns on those contracts. Under our time and material contracts, we are paid for labor and equipment at negotiated hourly billing rates and for other expenses. Profitability on our contracts is driven by billable headcount and our ability to manage costs. Under each type of contract, if we are unable to control costs, we may incur losses on our contracts, which could decrease our operating margins and significantly reduce or eliminate our profits.

Due to the nature of the work we perform to complete pipeline data management contracts, we are subject to potential liability claims and contract disputes.

Our pipeline data management contracts often involve projects where design, construction, system failures or accidents could result in substantially large or punitive damages for which we could have liability. Our operations can involve professional judgments regarding the planning, design, development, construction, operations and management of facilities and public infrastructure projects. Although we are adopting a range of insurance, risk management safety and risk avoidance programs designed to reduce potential liabilities, there can be no assurance that such programs will protect us fully from all risks and liabilities.

We may also experience a delay or withholding of payments for services due to performance disputes. If we are unable to resolve these disputes and collect these payments, we would incur profit reductions and reduced cash flows.

If we miss a required performance standard, fail to timely complete, or otherwise fail to adequately perform on a project, then we may incur a loss on that project, which may reduce or eliminate our overall profitability.

We may commit to a client that we will complete a project by a scheduled date. We may also commit that a project, when completed, will achieve specified performance standards. If the project is not completed by the scheduled date or fails to meet required performance standards, we may either incur significant additional costs or be held responsible for the costs incurred by the client to rectify damages due to late completion or failure to achieve the required performance standards. The uncertainty of the timing of a project can present difficulties in planning the amount of personnel needed for the project. If the project is delayed or canceled, we may bear the cost of an underutilized workforce that was dedicated to fulfilling the project. In addition, performance of projects can be affected by a number of factors beyond our control, including unavoidable delays from weather conditions, changes in the project scope of services requested by the clients or labor or other disruptions. In some cases, should we fail to meet required performance standards, we may also be subject to agreed upon financial damages, which are determined by the contract. To the extent that these events occur, the total costs of the project could exceed our estimates or, in some cases, we could incur a loss on a project, which may reduce or eliminate our overall profitability.

We are subject to procurement laws and regulations associated with our government contracts. If we do not comply with these laws and regulations, we may be prohibited from completing our existing government contracts or suspended from government contracting and subcontracting for some period of time.

Our compliance with the laws and regulations relating to the procurement, administration and performance of our government contracts is dependent upon our ability to ensure that we properly design and execute compliant procedures. Our termination from any larger government contracts or suspension from future government contracts for any reason would result in material declines in expected revenue. Because U.S. federal laws permit government agencies to terminate a contract for convenience, the U.S. federal government may terminate or decide not to renew our contracts with little or no prior notice.

We are subject to routine U.S. federal, state and local government audits related to our government contracts. If audit findings are unfavorable, we could experience a reduction in our profitability.

Our government contracts are subject to audit. These audits may result in the determination that certain costs claimed as reimbursable are not allowable or have not been properly allocated to government contracts according to federal government regulations. We are subject to audits for several years after payments for services have been received. Based on these audits, government entities may adjust or seek reimbursement for previously paid amounts.

Our potential involvement in partnerships, ventures and the use of subcontractors may expose us to additional legal and market reputation damages.

Our methods of delivery may include the use of partnerships, subcontractors, joint ventures and other ventures. If our partners or subcontractors fail to satisfactorily perform their obligations as a result of financial or other difficulties, we may be unable to adequately perform or deliver our contracted services. Under these circumstances, we may be required to make additional investments and provide additional services to ensure the adequate performance and delivery of the contracted services. Additionally, we may be exposed to claims for damages that are a result of a partner’s or subcontractor’s performance. We could also suffer contract termination and damage to our reputation as a result of a partner’s or subcontractor’s performance.

We are engaged in highly competitive markets that pose challenges to continued revenue growth.

Our business is characterized by competition for contracts within the government and private sectors in which service contracts are often awarded through competitive bidding processes. We compete with a large number of other service providers who offer the principal services that we offer. In this competitive environment, we must provide technical proficiency, quality of service and experience to ensure future contract awards and revenue and profit growth.

We use the percentage-of-completion method of accounting for many of our projects. This method may result in volatility in stated revenues and profits.

Our revenues and profits for many of our contracts are recognized ratably as those contracts are performed. This rate is based primarily on the proportion of labor costs incurred to date to total labor costs projected to be incurred for the entire project. This method of accounting requires us to calculate revenues and profit to be recognized in each reporting period for each project based on our predictions of future outcomes, including our estimates of the total cost to complete the project, project schedule and completion date, the percentage of the project that is completed and the amounts of any probable unapproved change orders. Our failure to accurately estimate these often subjective factors could result in reduced profits or losses for certain contracts.

Risk Factors Related to Common Stock

The Company’s Shares are not registered and are illiquid.

The Company’s Common Stock has not been registered under the Securities Act of 1933 (as amended, the “Securities Act”) or the securities laws of any state, and therefore may not be sold by the Company’s stockholders, and must be held indefinitely, unless and until the Company’s Common Stock has been registered under the Securities Act and the applicable state securities laws or it is sold under an available exemption from registration. In addition, the Company’s Common Stock may not be sold pursuant to Section 144 of the Securities Act unless certain conditions are satisfied, including, among other things, (i) the Company ceases to be a shell company under the Securities Act, (ii) the Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), (iii) the Company has filed all required Exchange Act reports and material during the preceding twelve (12) months, and (iv) at least one year has elapsed from the time the Company files with the Commission a Form 10 reflecting that it is not a shell company. The conditions for resale under Section 144 of the Act have not been satisfied.

The Company also agreed, in connection with the Merger, to use commercially reasonable efforts to file with the Commission within thirty (30) days after the Effective Time, a Form S-1 registration statement covering the resale of all restricted shares of Common Stock held by Parent’s shareholders immediately prior to the Merger, but not including any of the shares issued to GMSI’s stockholders in connection with the Merger (the “Initial Parent Common Stock Registration”). The Merger Agreement also provides that the Company shall not file any other registration statement or otherwise seek to register any of the Company’s Common Stock until such time as the Initial Parent Common Stock Registration is effective. Finally, with the exception of the Initial Parent Common Stock Registration, the Company has no obligation to register the Company’s Common

Stock or to comply with any exemption from such registration. Accordingly, there can be no assurance that the Company’s investors will have the opportunity to liquidate their common stock at any time in the near future.

There is the possibility of future dilution.

There is the possibility that the Company may still require further capital investment. The Company’s Board of Directors will evaluate the need for and oversee the sourcing of future capital for the Company. There is the possibility that such additional sources of financing may result in dilution in the value of the Company’s Common Stock.

The Directors and Officers of the Company may have certain personal interests that may affect the Company.

A small group of directors, executive officers, principal shareholders and affiliated entities will beneficially own, in the aggregate, approximately 60% of the Company’s outstanding voting securities. As a result, if some or all of them acted together, they would have the ability to exert substantial influence over and/or control the election of the Board of Directors and the outcome of issues requiring approval by the Company’s shareholders. This concentration of ownership may have the effect of delaying or preventing a change in control of the Company that may be favored by other shareholders. This could prevent transactions in which shareholders might otherwise recover a premium for their shares over current market prices.

The market price of the Company’s Common Stock may fluctuate significantly.

The market price of our Common Stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•	the announcement of new products or product enhancements by us or our competitors;

•	developments concerning intellectual property rights and regulatory approvals;

•	variations in our and our competitors’ results of operations;

•	changes in earnings estimates or recommendations by securities analysts, if our Common Stock is covered by analysts;

•	developments in the pipeline management services industry;

•	the results of product liability or intellectual property lawsuits;

•	future issuances of Common Stock or other securities;

•	the addition or departure of key personnel;

•	announcements by us or our competitors of acquisitions, investments or strategic alliances; and

•	general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market in general has recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our Common Stock, which could cause a decline in the value of our Common Stock. Price volatility of our Common Stock might be worse if the trading volume of our Common Stock is low. We have not paid, and do not expect to pay, any cash dividends on our Common Stock as any earnings generated from future operations will be used to finance our operations and as a result, investors will not realize any income from an investment in our Common Stock until and unless their shares are sold at a profit.

Because the Company became public by means of a reverse merger, the Company may not be able to attract the attention of major brokerage firms.

Additional risks may exist because GMSI became public through a “reverse merger”. Security analysts of major investment banking firms may not elect to cover us. Further, investment banking firms may not seek to conduct any secondary offerings of our Common Stock in the future.

Trading of our Common Stock is limited and trading restrictions imposed on us by regulatory authorities may further reduce our trading, making it difficult for our shareholders to sell their shares.

Trading of our Common Stock is currently conducted on the OTC BB. The liquidity of our Common Stock is limited, not only in terms of the number of shares that can be bought and sold at a given price, but may also be adversely affected by delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us, if at all. Currently, there are approximately 59 holders of record of our Common Stock. These factors may result in lower prices for our Common Stock than might otherwise be obtained and could also result in a larger spread between the bid and ask prices for our Common Stock. In addition, without a large float, our Common Stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our Common Stock may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate his investment in our Common Stock. Trading of a relatively small volume of our Common Stock may have a greater impact on the trading price of our stock than would be the case if our public float were larger. We cannot predict the prices at which our Common Stock will trade in the future.

Because our Common Stock may be a “penny stock,” it may be more difficult for investors to sell shares of our Common Stock, and the market price of our Common Stock may be adversely affected.

Our Common Stock may be a “penny stock” if, among other things, the stock price is below $5.00 per share, it is not listed on a national securities exchange or approved for quotation on the American Stock Exchange, the Nasdaq Stock Market or any other national stock exchange or it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Securities and Exchange Commission (the “Commission”). A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase the penny stock. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get its money back.

If applicable, the penny stock rules may make it difficult for investors to sell their shares of our Common Stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our Common Stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, investors may not always be able to resell their shares of our Common Stock publicly at times and prices that they feel are appropriate.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results. In addition, current and potential shareholders could lose confidence in our financial reporting, which could have a material adverse effect on the price of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. During the course of our testing, we may identify deficiencies and weaknesses which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Disclosing deficiencies or weaknesses in our internal controls, failing to remediate these deficiencies or weaknesses in a timely fashion or failing to achieve and maintain an effective internal control environment may cause investors to lose confidence in our reported financial information, which could have a material adverse effect on the price of our Common Stock.

Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

There have been changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, new regulations promulgated by the Commission and rules promulgated by the American Stock Exchange, the other national securities exchanges and the NASDAQ. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Our board members, Chief Executive Officer and Chief Financial Officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified board members and executive officers, which could harm our business. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies, we could be subject to liability under applicable laws or our reputation may be harmed.

We have not yet evaluated our internal controls over financial reporting to determine whether they are in compliance with Section 404 of the Sarbanes-Oxley Act and, accordingly, cannot assure you that these internal controls are in compliance which may be necessary to maintain investor confidence in our financial reporting and interest in our stock.

We are required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act. We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404 and, accordingly, cannot assure you yet that these internal controls are in compliance. This process may divert internal resources and will take a significant amount of time and effort to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and reevaluate our financial reporting. We may experience higher than anticipated operating expenses as well as higher independent auditor fees during the implementation of these changes and thereafter. Further, we may need to hire additional qualified personnel in order for us to comply with Section 404. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in our being unable to obtain an unqualified report on internal controls from our independent auditors. Our inability to obtain this unqualified report from our independent auditors could adversely affect the confidence investors have in our financial reporting which could adversely impact the price of our stock.

2. Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) together with GMSI’s financial statements and the related notes thereto.

Some of the information contained in this MD&A or set forth elsewhere in this report, including information with respect to our plans and strategy for our business and related financing, includes Forward-Looking Statements that involve risks and uncertainties. See “FORWARD LOOKING STATEMENTS” above. In addition, you should read the “Risk Factors” section of this report for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the Forward-Looking Statements contained in the following discussion and analysis.

Overview

We are an emerging pipeline management service company that is focused on developing and producing innovative technologies and services which offer technically advanced solutions for managing pipeline infrastructure assets. Our strategy is to combine innovative pipeline data acquisition with professional data management and technically superior pipeline field services to build strong client relationships in the pipeline service industry. We believe that our multi-disciplined team, consisting of construction professionals, engineers and Geographic Information System (“GIS”) and IT specialists, project managers, estimators and field technicians can be mobilized quickly and efficiently for any project. Our field service professionals are available to provide economic data collection and mapping solutions to municipalities, utilities, engineering companies, contractors, pipeline operators, government agencies, industrial concerns and military facilities worldwide.

Liquidity and Capital Resources

At March 31, 2008, we had current assets of $1,817,552, and current liabilities of $2,625,051. Current liabilities included amounts due to Reduct of $2,394,028 for license fees and commitments to purchase equipment.

We are a party to the Reduct License Agreement to license the Smart Probe™ technology from Reduct, the developer of the technology. The Reduct License Agreement provides the Company with exclusive control rights to the Smart Probe™ technology throughout the continents of North America, South America, and Australia. Pursuant to the Reduct License Agreement, we must make payments in 2008 of approximately €1.5 million for 2007 purchase agreements and annual exclusivity fees, and license fees. We have agreed to minimum purchases of Smart Probes™ of approximately €3.0 million in 2008, €3.9 million in 2009, €5.4 million in 2010, and thereafter, a minimum purchase that increases annually at a 15% rate over the prior year. In addition to the minimum purchase requirements, we must pay an annual exclusivity fee that varies by purchase volume. Such fees range from €0 to approximately €1.2 million per year. If Reduct believes that we have failed to meet our obligations under the Reduct License Agreement, Reduct could seek to limit or terminate our license rights, which could lead to costly and time-consuming litigation and potentially, a loss of the licensed rights.

Our operations and capital requirements have been funded since inception primarily through the sale of the Company’s Common Stock and advances from our Chief Executive Officer. We expect to continue to finance our operations and capital requirements through the use of existing current assets, the sale of our Common Stock, and funds provided by operations.

Results of Operations

The following is our discussion of the relevant items affecting the results of operations for the three months ended March 31, 2008, the year ended December 31, 2007, and the period from May 26, 2006, GMSI’s inception, through December 31, 2006.

From GMSI’s inception on May 26, 2006 through December 31, 2007, we were considered a development stage company as defined by Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises. As such, we devoted substantially all of our efforts to establishing a new business. During the three months ended March 31, 2008, we began to generate significant revenues from our planned operations, and ceased to be a development stage company.

For the three months ended March 31, 2008, we had sales of $947,540, cost of sales of $294,437, and gross profit of $653,103. Selling, general and administrative expenses were $549,469. We had income from operations of $103,634. Other income and expenses was a net expense of $174,474, which included losses on foreign currency exchange of $174,211. Our net loss was $70,840, or $0.00 per share of Common Stock. We had no net benefit from income taxes, as our deferred tax benefit was completely offset by a valuation allowance due to the uncertainty of realization of the benefit.

For the year ended December 31, 2007, we had sales of $74,902, cost of sales of $34,743, and gross profit of $40,159. Selling, general and administrative expenses were $2,418,246. We had a loss from operations of $2,378,087. Other income and expenses was a net expense of $153,800, which included losses on foreign currency exchange of $129,247, and interest expense of $28,196. Our net loss was $2,531,887 or $.19 per share of Common Stock. We had no net benefit from income taxes, as our deferred tax benefit was completely offset by a valuation allowance due to the uncertainty of realization of the benefit.

From GMSI’s inception on May 26, 2006 through December 31, 2006, we had no sales. Selling, general and administrative expenses were $530,558. We had interest income of $10,033. Our net loss was $520,525, or $.06 per share of Common Stock. We had no net benefit from income taxes, as our deferred tax benefit was completely offset by a valuation allowance due to the uncertainty of realization of the benefit.

We expect sales and gross profit to increase in future periods as we reach maturity. We also expect selling, general and administrative expenses to increase as we add to our sales, marketing, operations, and administrative staff.

Off-Balance Sheet Arrangements

The Company had no off-balance sheet arrangements as of December 31, 2007.

Qualitative and Quantitative Disclosures about Market Risk

Interest Rate Risk – Interest rate risk refers to fluctuations in the value of a security resulting from changes in the general level of interest rates. We do not have significant short-term investments. Accordingly, we believe that we do not have a material interest rate exposure.

Foreign Currency Risk – Our functional currency is the United States dollar. We transact business in foreign currencies. At the date a foreign currency transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction is measured and recorded in United States dollars using the exchange rate in effect at that time. At each balance sheet date, balances that will be settled in foreign currencies are adjusted to reflect the current exchange rate. Any gain or loss resulting from changes in foreign currency exchange rates is included in net income in the period in which the exchange rate changes.

Our transactions with Reduct are denominated in Euros. Our liabilities denominated in Euros amounted to approximately $2,789,000 at December 31, 2007. If the value of the United States dollar declines relative to the Euro before the settlement of these liabilities, we would be adversely impacted. We have not hedged our foreign currency exposure.

Commodity Price Risk – Based on the nature of our business, we have no direct exposure to commodity price risk.

3. Description of Property

Our headquarters office is located in Sarver, Pennsylvania. This building, which we lease from the Company’s Chairman/CEO, has approximately 3,200 square feet of office space and is used by our corporate and engineering/operations staff. Monthly rent under this lease is $6,500 per month. The lease expires on April 30, 2009. We believe that the Company’s existing facilities are adequate to meet its business needs for the foreseeable future.

4. Security Ownership of Certain Beneficial Owners and Management

The following tables set forth information, as of the Effective Time of the Merger, regarding beneficial ownership of our common stock to the extent known to us by:

(i) each person who is known by us to own beneficially more than 5% of our common stock;

(ii) each Director;

(iii) our Chief Executive Officer and our two most highly compensated officers other than our Chief Executive Officer who served in such capacities in 2007 (collectively, the “Named Executive Officers”); and

(iv) all of our Directors and Named Executive Officers collectively.

Except as otherwise noted, each person has sole voting and investment power as to his or her shares. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our Common Stock that they beneficially own.

For purposes of these tables, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof have been exercised.

Security Ownership of 5% Beneficial Owners, Directors and Management

Title of Class	Name and Address or Number in Group	Amount and Nature of Beneficial Ownership		Percentage of Class (%)
Common Stock	Anthony F. Hovey 1724 Plaza 600 Building 600 Stewart Street Seattle, WA 98101	3,325,000		13.99
Common Stock	George Y. Sayar 3655 Fallon Lakes Drive Jacksonville, FL 32277	1,600,000		6.73
Common Stock	Lynn Dixon 311 South State, #460 Salt Lake City, UT 84111	1,616,698		6.80
Common Stock	Thomas G. Kimble 311 South State, #460 Salt Lake City, UT 84111	1,400,000		5.89
Common Stock	Mark A. Smith 229 Howes Run Road Sarver, PA 16055	18,216,968	(1)(2)	57.36
Common Stock	Richard Nieman 229 Howes Run Road Sarver, PA 16055	1,500,000	(3)	6.06
Common Stock	Linda M. Ward 229 Howes Run Road Sarver, PA 16055	116,666	(4)	*
Common Stock	Delta Networks Limited SA Molenberglei 42 2627 Schelle, Belgium	3,000,000	(5)	11.21
Common Stock	All Executive Officers and Directors as a group (4 persons)	19,833,634	(6)(2)	60.32

*	Less than one percent.
(1)	Includes 10,195,688 shares of Common Stock owned jointly by Mr. Smith and his wife, and 8,000,000 shares of Common Stock issuable upon exercise of outstanding options within 60 days after the closing date of the merger, held by Mr. Smith.
(2)	Includes 7,600 shares of Parent Shares acquired before the Merger which were converted to 21,280 shares of the Company’s Common Stock pursuant to the Forward Split, held by Mr. Smith.
(3)	Includes 500,000 shares of Common Stock owned jointly by Mr. Nieman and his wife, and 1,000,000 shares of Common Stock issuable upon exercise of outstanding options within 60 days after the closing date of the merger, held by Mr. Nieman.
(4)	Includes 116,666 shares of Common Stock issuable upon exercise of outstanding options within 60 days after the closing date of the merger, held by Ms. Ward.
(5)	Includes 3,000,000 shares of Common Stock issuable upon exercise of outstanding warrants within 60 days after the closing date of the merger, held by Delta Networks Limited SA.
(6)	Includes 9,116,666 shares of Common Stock issuable upon exercise of outstanding options within 60 days after the closing date of the merger.

5. Directors and Executive Officers

Our directors and executive officers, their ages and positions as of the Effective Time, are set forth below. All of our directors will hold office until the next annual meeting of shareholders and the election and qualification of their successors.

Name	Age	Position(s)
Mark A. Smith	53	Chairman of the Board of Directors and Chief Executive Officer
Richard Nieman	71	Executive Director of Corporate Development and Director
Linda M. Ward	54	Executive Vice President of Business Development
Thomas R. Oxenreiter	42	Chief Financial Officer, Secretary and Director

Mark A. Smith has served as our Chairman of the Board and Chief Executive Officer since our inception in 2006. Prior to that, Mr. Smith was a founder of, and served as President and Chief Executive Officer from 1998 to 2005 and Chairman through 2006 of Underground Solutions, Inc. (“Underground Solutions”) (OTC BB: “UGSI”), an infrastructure technology company that developed pipeline technologies. Prior to his experiences with Underground Solutions, Mr. Smith was involved as a principal or investor in several construction, real estate and technology companies.

Richard Nieman has served as our Executive Director of Corporate Development since our inception in 2006 and was appointed Director after the Merger. Prior to that, Mr. Nieman was a co-founder of Underground Solutions with Mr. Smith, our Chief Executive Officer, and served as Underground Solutions’ Executive Vice President of Marketing and Sales from 1998 until 2005.

Linda M. Ward has served as our Executive Vice President of Business Development since our inception in 2006. Prior to that, from 2002 to 2006, Ms. Ward served as the Director of Business Development for Shaw Environmental & Infrastructure, Inc., which served as the environmental, science, engineering and construction division of The Shaw Group, Inc., a New York Stock Exchange listed company.

Thomas R. Oxenreiter, CPA has served as our Chief Financial Officer since February, 2008 and was appointed Secretary and Director after the Merger. Prior to that, Mr. Oxenreiter was a self-employed Certified Public Accountant and consultant from 2005 to 2008. Mr. Oxenreiter served in several capacities, including Controller, for UBICS, Inc. from 2002 to 2005. Prior to 2002, Mr. Oxenreiter worked for several years in public accounting and private industry.

6. Executive Compensation

The following table sets forth a summary for the fiscal year ended December 31, 2007 of the cash and non-cash compensation awarded, paid or accrued by GMSI to our Named Executive Officers. During such periods the Named Executive Officers were not employees of the Registrant. All currency amounts are expressed in U.S. dollars.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award(s) ($)	Option Award(s) ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mark A. Smith, Chairman of Board of Directors and Chief Executive Officer	2007 2006	246,155 34,615	320,000 —	— —	— —	— —	— —	— —	566,155 34,615
Richard Nieman, Director of Corporate Development	2007 2006	127,834 —	— —	— —	— —	— —	— —	— —	127,834 —
Linda M. Ward, Executive Vice President of Development	2007 2006	115,384 —	— —	— —	— —	— —	— —	— —	115,384 —

(1)	This column sets forth the amounts that the Company recognized as compensation expense in its financial statements for 2006 and 2007 as determined under Statement of Financial Accounting Standards 123R (“FAS123R”) for options granted in 2006 and 2007. Using the Black-Scholes option pricing model, management has determined that the stock options granted in 2006 and 2007 have no value.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the Named Executive Officers concerning equity awards granted by GMSI as of December 31, 2007. During such period the Named Executive Officers were not employees of the Registrant.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price Per Share ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark A. Smith	8,000,000	(1)	—		—	.50	12-17-2017	—	—	—	—
Richard Nieman	1,000,000	(2)	—		—	.50	12-17-2017	—	—	—	—
Linda M. Ward	116,666	(3)	233,334	(3)	—	.50	12-17-2017	—	—	—	—

(1)	Option to purchase 8,000,000 shares of Common Stock at $.50 per share granted December 1, 2007 vested on December 1, 2007, and expires on December 1, 2017.
(2)	Option to purchase 1,000,000 shares of Common Stock at $.50 per share granted December 1, 2007 vested December 1, 2007, and expires on December 1, 2017.
(3)	Option to purchase 350,000 shares of Common Stock at $.50 per share granted December 1, 2007 vests one-third on the grant date, one-third on December 1, 2008, and one-third on December 1, 2009. The option expires on December 1, 2017.

Director Compensation

Other than compensation of Named Executive Officers disclosed in the Summary Compensation Table, the Company did not pay any compensation to Directors.

Employment Agreements and Change in Control Arrangements

On December 1, 2007, GMSI entered into an Employment Agreement with Mark A. Smith, the Company’s Chairman and Chief Executive Officer (the “Smith Employment Agreement”). The Smith Employment Agreement provides for a base salary of $320,000 per year, plus certain expenses and employee benefits, and an annual bonus dependent upon the attainment of certain performance measures. The Smith Employment Agreement expires on November 30, 2010, after which it is automatically extended each day for a year, unless either Mr. Smith or the Company terminate the automatic extension provision. Pursuant to the Smith Employment Agreement, Mr. Smith was awarded options to purchase 8,000,000 shares of GMSI’s common stock at an exercise price of $0.50 per share. Pursuant to the Merger Agreement, all options to purchase shares of GMSI’s common stock were converted to options to purchase shares of the Company’s Common Stock. The Smith Employment Agreement is filed as Exhibit 10.8 to this Current Report on Form 8-K.

Upon a change in control, as defined in the Smith Employment Agreement, and for six months thereafter, Mr. Smith may terminate the Smith Employment Agreement. Upon such termination, the Company must pay Mr. Smith a lump sum equal to Mr. Smith’s salary and target bonus on the date of termination for the remaining term of the Smith Employment Agreement. Also upon such termination, all equity awards granted by the Company to Mr. Smith immediately vest and remain exercisable for their original term, and all employee benefits remain in place for one year.

On December 1, 2007, GMSI entered into an Employment Agreement with Richard Nieman, the Company’s Director of Corporate Development (the “Nieman Employment Agreement”). The Nieman Employment Agreement provides for a base salary of $120,000 per year, plus certain expenses and employee benefits. Pursuant to the Nieman Employment Agreement, Mr. Nieman was awarded options to purchase 1,000,000 shares of the GMSI’s common stock at an exercise price of $0.50 per share. Pursuant to the Merger Agreement, all options to purchase shares of GMSI’s common stock were converted to options to purchase shares of the Company’s Common Stock. The Nieman Employment Agreement is filed as Exhibit 10.11 to this Current Report on Form 8-K.

Upon a change in control, as defined in the Nieman Employment Agreement, and for six months thereafter, Mr. Nieman may terminate the Nieman Employment Agreement. Upon such termination, the Company must pay Mr. Nieman a lump sum equal to Mr. Nieman’s salary on the date of termination for the remaining term of the Nieman Employment Agreement. Also upon such termination, all equity awards granted by the Company to Mr. Nieman immediately vest and remain exercisable for their original term, and all employee benefits remain in place for one year.

7. Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons, Promoters and Certain Control Persons

The Company leases its headquarters building from Mark A. Smith, the Company’s Chairman and Chief Executive Officer, at a rate of $6,500 per month. The building contains approximately 3,200 square feet of office space, and is used by the Company’s corporate and engineering/operations staff. The Company incurred $78,000 and $45,500 of lease expense for this building during 2007 and 2006, respectively.

During 2006, Mr. Smith expended $195,837 on behalf of the Company, which was repaid in 2006. In 2007, Mr. Smith loaned the Company $836,000 for working capital purposes, and expended $13,102 on behalf of the Company. In 2007, the Company repaid Mr. Smith $383,240. The balance of the loan, plus $45,500 of unpaid rent and $21,814 of accrued interest at 8%, amounted to $533,176 and was converted into 1,066,352 shares of GMSI common stock issued to Mr. Smith on November 1, 2007. During the three months ended March 31, 2008, Mr. Smith loaned the Company $900,000 for working capital purposes. Interest on the loan at 8% amounted to $3,469 during the three months ended March 31, 2008. The balance of the note, including accrued interest, amounted to $903,469, and was converted to 1,129,336 shares of GMSI’s common stock issued to Mr. Smith on February 29, 2008.

Promoters and Control Persons

In conjunction with the Merger, the Company agreed to pay the Parent Stockholder legal fees in the amount of $35,000.

8. Legal Proceedings

We are not involved in any material legal proceedings.

9. Market Information

Parent Shares had previously been quoted on the OTC BB under the listing symbol “KKRI” and had only been traded on a very limited and sporadic basis. As of April 28, 2008, our listing symbol has been changed to “GSPH” in conjunction with our name change. Shares of our Common Stock have not yet traded on the OTC BB.

Stockholders

As of April 25, 2008, there were 23,759,806 common shares issued and outstanding, which were held by approximately 59 stockholders of record. As a result of the Merger, and the required 2.8:1 forward stock split, the amounts and percentages of the following 5% holders, directors and directors as a group of Parent has changed as follows:

Name	Class of Stock	Before the Merger and 2.8:1 Forward Stock Split		After the Merger and 2.8:1 Forward Stock Split
		Amount of Shares	Percentage of Class Outstanding	Amount of Shares	Percentage of Class Outstanding
Lynn Dixon	Common	577,392	43.9%	1,616,698	6.80
Thomas G. Kimble	Common	500,000	38%	1,400,000	5.89
All Officers and Directors as a Group (1 person)	Common	10,000	*	28,000	*

*	Less than one percent

Transfer Agent

Our Transfer Agent is Interwest Transfer Co., Inc. located at 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84107.

Dividends

The Company has not paid any cash dividends on its common equity in the last two fiscal years, and does not plan to do so as any earnings generated from future operations will be used to finance our operations. The only restrictions that limit the ability to pay dividends on common equity are those restrictions imposed by law. Under Nevada corporate law, no dividends or other distributions may be made which would render the Company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Stock Option Plan

On December 1, 2007, the shareholders of GMSI adopted the 2007 Stock Option Plan (the “Plan”), under which the Board of Directors, acting as the Compensation Committee, may award grants of options to purchase up to 15,000,000 shares of the Company’s

Common Stock to eligible employees, directors, and consultants, subject to exercise prices and vesting requirements determined by the Board of Directors, acting as the Compensation Committee. Pursuant to the Merger, the Company’s shareholders have adopted the Plan. The Plan, as adopted by the Company’s shareholders, is filed as Exhibit 10.7 to this Current Report on Form 8-K, which is incorporated herein by reference.

The Board of Directors has reserved 15,000,000 shares of the Company’s Common Stock for issuance under the Plan. Through the date of the Merger, the Company had granted options to purchase 11,550,000 shares of GMSI’s Common Stock under the Plan at a weighted average of $0.55 per share. Pursuant to the Merger Agreement, all options to purchase shares of GMSI’s Common Stock were converted to options to purchase shares of the Company’s Common Stock.

10. Recent Sales of Unregistered Securities

GMSI Shares

On May 30, 2006, we issued 8,500,000 shares of GMSI common stock to GMSI’s incorporators. The purchase price paid for such shares was equal to their par value of $0.001 per share, and amounted to an aggregate of $8,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

On June 6, 2007, pursuant to the Reduct License Agreement, as amended, we issued warrants to purchase 3,000,000 shares of GMSI common stock at $0.50 per share, to Reduct pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D. The warrants expire October 31, 2009.

From December 1, 2006 through November 30, 2007, we issued 7,602,352 shares of GMSI common stock to 38 investors in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D. The consideration paid for such shares was $0.50 per share, and amounted to an aggregate of $3,801,176. Each of the purchasers was an accredited investor, and GMSI conducted the private placement without any general solicitation or advertisement and with a restriction on resale.

On November 1, 2007, the Company converted $533,176 of outstanding debt to Mark A. Smith at $0.50 per share, into 1,066,352 shares of GMSI common stock. The conversion of outstanding debt into GMSI common stock was done pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D.

From December 1, 2007 through March 14, 2008, we issued 3,941,836 shares of GMSI common stock to seven investors in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D. The consideration paid for such shares was $0.80 per share, and amounted to an aggregate of $3,153,469. Each of the purchasers was an accredited investor, and GMSI conducted the private placement without any general solicitation or advertisement and with a restriction on resale.

On December 4, 2007, we issued warrants to purchase 100,000 shares of GMSI common stock to one investor in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D. On February 6, 2008, the investor exercised his warrant to purchase 30,000 shares of GMSI common stock, and the remaining warrants to purchase 70,000 shares of GMSI common stock were cancelled. The consideration paid for such exercise was

$0.50 per share, and amounted to an aggregate of $15,000. The purchaser was an accredited investor, and GMSI conducted the private placement without any general solicitation or advertisement and with a restriction on resale.

On June 6, 2007, we issued warrants to purchase 3,000,000 shares of GMSI common stock at $.050 per share, to Delta Networks SA, the owner of 99% of the outstanding common stock of Reduct, in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D. The recipient of the warrants is an accredited investor, and GMSI conducted the private placement without any general solicitation or advertisement and with a restriction on resale.

On January 24, 2008, we issued warrants to purchase 87,545 shares of GMSI common stock to three investors in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D. The recipients of the warrants are accredited investors, and GMSI conducted the private placement without any general solicitation or advertisement and with a restriction on resale.

On March 31, 2008, the Company converted $903,469 of outstanding debt to Mark A. Smith at $0.80 per share, into 1,129,336 shares of GMSI common stock. The conversion of outstanding debt into GMSI common stock was done pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D.

Parent Shares

On April 25, 2008, pursuant to the terms of the Merger Agreement, Parent effected a 2.8 to 1 forward stock split of its common stock. The issued and outstanding shares of GMSI were converted into an aggregate of 20,074,188 shares of the Company’s Common Stock via each GMSI Share issued and outstanding immediately prior to the Merger, and the Company now owns 100% of the outstanding shares of GMSI. All outstanding options and warrants to purchase GMSI Shares, or similar outstanding GMSI securities were likewise converted to like securities of the Company. In addition, each GMSI Share converted in the Merger was no longer outstanding and was automatically canceled and retired and ceased to exist. Such shares were surrendered and became owned of record and beneficially by the Company. The exchange of GMSI Shares for the Company’s Common Stock was done pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D.

11. Description of Securities

The Company is authorized to issue up to 100,000,000 shares of Common Stock, $.001 par value. Upon completion of the Merger, there were 23,759,806 shares of the Company’s Common Stock issued and outstanding. In addition, there were 9,116,666 fully-vested employee stock options and 3,087,545 warrants to purchase Company Common Stock. The holders of Common Stock are entitled to one vote for each share of Common Stock held.

The Company is authorized to issue up to 5,000,000 shares of Preferred Stock, $.001 par value. Any voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of shares of the Company’s Preferred Stock will be determined by the Board of Directors at issuance. Currently, there is no Preferred Stock outstanding.

Dividends, if any, will be contingent upon the Company’s revenues and earnings, if any, and the capital requirements and financial conditions of the Company. The payment of dividends, if any, will be within the discretion of the Company’s Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends.

12. Indemnification of Directors and Officers

We indemnify our directors and officers to the maximum extent permitted by Nevada law for the costs and liabilities of acting or failing to act in an official capacity. We also have applied for insurance in the aggregate amount of $3 million for our directors and officers against all of the costs of such indemnification or against liabilities arising from acts or omissions of the insured person in cases where we may not have power to indemnify the person against such liabilities. Although we anticipate that the insurance policy will be issued shortly after the Effective Time, there can be no assurance that the insurance policy will be issued, or of the amount of coverage.

13. Financial Statements and Supplementary Data

GEOSPATIAL MAPPING SYSTEMS, INC

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and

Stockholders of Geospatial Mapping Systems, Inc.

We have audited the accompanying balance sheet of Geospatial Mapping Systems, Inc. (a Delaware corporation) as of December 31, 2007, and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Geospatial Mapping Systems, Inc. as of December 31, 2006, were audited by other auditors whose report dated August 27, 2007, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the 2007 financial statements referred to above present fairly, in all material respects, the financial position of Geospatial Mapping Systems, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Goff Backa Alfera and Company, LLC

Pittsburgh, Pennsylvania
April 18, 2008

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of

Stockholders of Geospatial Mapping Systems, Inc.

229 Howes Run Road

Sarver, Pennsylvania 16055

We have audited the accompanying balance sheet of Geospatial Mapping Systems, Inc. (a Delaware corporation) (A Development Stage Company) as of December 31, 2006, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from May 26, 2006 (date of inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Geospatial Mapping Systems, Inc. as of December 31, 2006, and the results of their operations and their cash flows for the period from May 26, 2006 (date of inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Connolly, Grady & Cha, P.C.

Philadelphia, Pennsylvania
August 27, 2007

Geospatial Mapping Systems, Inc.

(A Development Stage Company)

Balance Sheets

As of December 31,

	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$183,448	$185,967
Accounts receivable	7,530	—
Notes receivable	107,585	—
Prepaid expenses	81,985	43,183

Total current assets	380,548	229,150

Property, plant and equipment:
Equipment	891,384	831,540
Office equipment	57,837	54,888
Computer equipment	11,893	10,194
Computer software	6,968	547
Vehicles	17,530	—

Total property, plant and equipment	985,612	897,169
Less: accumulated depreciation	(179,283)	(36,136)

Net fixed assets	806,329	861,033

Other assets:
License fees	1,367,000	—
Deposit on equipment	2,441,370	—

Total other assets	3,808,370	—

Total assets	$4,995,247	$1,090,183

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$82,241	$—
Accrued expenses	3,155,742	25,708

Total current liabilities	3,237,983	25,708

Commitments and contingencies (Note 5)	—	—

Stockholders’ equity:
Preferred Stock, $.001 par value; 10,000,000 and 5,000,000 shares authorized at December 31, 2007 and 2006, respectively; no shares issued and outstanding at December 31, 2007 or 2006	—	—
Common Stock, $.001 par value; 90,000,000 and 20,000,000 shares authorized at December 31, 2007 and 2006, respectively; 17,352,352 and 11,670,000 shares issued and outstanding at December 31, 2007 and 2006, respectively	17,352	11,670
Additional paid-in capital	4,792,324	1,581,830
Stock subscriptions receivable	—	(8,500)
Deficit accumulated during the development stage	(3,052,412)	(520,525)

Total stockholders’ equity	1,757,264	1,064,475

Total liabilities and stockholders’ equity	$4,995,247	$1,090,183

The accompanying notes are an integral part of these financial statements.

Geospatial Mapping Systems, Inc.

(A Development Stage Company)

Statements of Operations

	Year Ended December 31, 2007	From May 26, 2006 (Date of Inception) to December 31, 2006	Cumulative from Date of Inception
Sales	$74,902	$—	$74,902
Cost of sales	34,743	—	34,743

Gross profit	40,159	—	40,159
Selling, general and administrative expenses	2,418,246	530,558	2,948,804

Net loss from operations	(2,378,087)	(530,558)	(2,908,645)

Other income (expense):
Interest income	3,303	10,033	13,336
Interest expense	(28,196)	—	(28,196)
Other income	340	—	340
Loss on foreign currency exchange	(129,247)	—	(129,247)

Total other income and expenses	(153,800)	10,033	(143,767)

Net loss before income taxes	(2,531,887)	(520,525)	(3,052,412)
Provision for (benefit from) income taxes	—	—	—

Net loss	$(2,531,887)	$(520,525)	$(3,052,412)

Basic and fully-diluted net loss per share of Common Stock	$(0.19)	$(0.06)	$(0.25)

The accompanying notes are an integral part of these financial statements.

Geospatial Mapping Systems, Inc.

(A Development Stage Company)

Statements of Changes in Stockholders’ Equity

Year Ended December 31, 2007 and Period from May 26, 2006 (Date of Inception) to December 31, 2006

	Preferred Stock		Common Stock		Additional Paid-In Capital	Stock Subscription Receivable	Deficit Accumulated During the Development Stage	Total
	Shares	Amount	Shares	Amount
Balance, May 26, 2006 (date of inception)	—	$—	—	$—	$—	$—	$—	$—
Issuance of Common Stock for subscription receivable	—	—	8,500,000	8,500	—	(8,500)	—	—
Issuance of Common Stock for cash	—	—	3,170,000	3,170	1,581,830	—	—	1,585,000
Net loss for the year ended December 31, 2006	—	—	—	—	—	—	(520,525)	(520,525)

Balance, December 31, 2006	—	—	11,670,000	11,670	1,581,830	(8,500)	(520,525)	1,064,475
Issuance of Common Stock for cash	—	—	4,616,000	4,616	2,678,384	—	—	2,683,000
Issuance of Common Stock in settlement of note	—	—	1,066,352	1,066	532,110	—	—	533,176
Payment of stock subscription	—	—	—	—	—	8,500	—	8,500
Net loss for the year ended December 31, 2007	—	—	—	—	—	—	(2,531,887)	(2,531,887)

Balance, December 31, 2007	—	$—	17,352,352	$17,352	$4,792,324	$—	$(3,052,412)	$1,757,264

The accompanying notes are an integral part of these financial statements.

Geospatial Mapping Systems, Inc.

(A Development Stage Company)

Statements of Cash Flows

	Year Ended December 31, 2007	From May 26, 2006 (Date of Inception) to December 31, 2006	Cumulative from Date of Inception
Cash flows from operating activities:
Net loss	$(2,531,887)	$(520,525)	$(3,052,412)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	143,147	36,136	179,283
Liabilities settled by issuance of Common Stock	86,416	—	86,416
Accrued interest receivable	(2,585)	—	(2,585)
Changes in operating assets and liabilities:
Accounts receivable	(7,530)	—	(7,530)
Prepaid expenses	(38,802)	(43,183)	(81,985)
Accounts payable	82,241	—	82,241
Accrued expenses	605,164	25,708	630,872

Net cash used in operating activities	(1,663,836)	(501,864)	(2,165,700)

Cash flows from investing activities:
Purchase of property, plant and equipment	(88,443)	(897,169)	(985,612)
Expenditures for license fees	(683,500)	—	(683,500)
Deposit on equipment	(600,000)	—	(600,000)
Notes receivable issued	(105,000)	—	(105,000)

Net cash used in investing activities	(1,476,943)	(897,169)	(2,374,112)

Cash flows from financing activities:
Issuance of Common Stock	2,683,000	1,593,500	4,276,500
Net borrowings from stockholder	446,760	—	446,760
(Issuance) payment of stock subscription receivable	8,500	(8,500)	—

Net cash provided by financing activities	3,138,260	1,585,000	4,723,260

Net change in cash and cash equivalents	(2,519)	185,967	183,448
Cash and cash equivalents at beginning of period	185,967	—	—

Cash and cash equivalents at end of period	$183,448	$185,967	$183,448

Supplemental disclosures:
Cash paid during period for interest	$11,113	$—	$11,113
Cash paid during period for income taxes	—	—	—
Non-cash transactions:
Issuance of Common Stock in settlement of liabilities	533,176	—	533,176
Accrued license fees	(683,500)	—	(683,500)
Accrued deposit on equipment	(1,841,370)	—	(1,841,370)

The accompanying notes are an integral part of these financial statements.

Geospatial Mapping Systems, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2007

Note 1 – Summary of Significant Accounting Policies

This summary of significant accounting policies of Geospatial Mapping Systems, Inc. (the “Company”) is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for the integrity and objectivity of the financial statements. These accounting policies conform to accounting principles generally accepted in the United States, and have been consistently applied in the preparation of the financial statements.

Nature of Operations

The Company utilizes innovative proprietary technologies to provide services for managing underground pipeline assets. The Company’s services include pipeline data acquisition, professional data management, and pipeline field services. The Company is located in Sarver, Pennsylvania, and provides services throughout the United States.

The Company is currently considered a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises. As such, the Company currently devotes substantially all of its efforts to establishing a new business. The Company’s business has commenced, but has not produced significant revenue to date.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Estimates and assumptions which, in the opinion of management, are significant to the underlying amounts included in the financial statements and for which it would be reasonably possible that future events or information could change those estimates include:

•	Impairment assessment of intangible assets;

•	Estimated useful lives of property and equipment;

•	Estimated costs to complete fixed-price contracts;

•	Realization of deferred income tax assets.

These estimates are discussed further throughout the accompanying Notes to Financial Statements.

Accounting Method

The Company’s financial statements are prepared on the accrual method of accounting.

Geospatial Mapping Systems, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2007

Note 1 – Summary of Significant Accounting Policies (continued)

Foreign Currency

The Company’s functional currency is the United States dollar. The Company transacts business in foreign currencies. At the date a foreign currency transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction is measured and recorded in United States dollars using the exchange rate in effect at that time. At each balance sheet date, balances that will be settled in foreign currencies are adjusted to reflect the current exchange rate. Any gain or loss resulting from changes in foreign currency exchange rates is included in net income in the period in which the exchange rate changes.

Cash and Cash Equivalents

The Company considers all highly liquid debt investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

Accounts receivable are presented in the statement of financial position net of estimated uncollectible amounts. The Company records an allowance for estimated uncollectible accounts in an amount approximating anticipated losses. Individual uncollectible accounts are written off against the allowance when collection of the individual accounts appears doubtful. There was no allowance for doubtful accounts at December 31, 2007 or 2006.

Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting and tax purposes based on estimated useful lives ranging from three to ten years.

Expenditures and major renewals and betterments that materially extend the useful lives of assets are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation expense was $143,147 and $36,136 for the year ended December 31, 2007 and the period from May 26, 2006 (inception) through December 31, 2006, respectively.

Intangible Assets

Intangible assets consist of exclusive and perpetual license rights to the patent pending DuctRunner Smart Probe™ technology, licensed from Reduct NV, a Belgian company, the developer of the technology. The license agreement provides the Company with exclusive control rights to the DuctRunner Smart Probe™ technology throughout the continents of North America, South America, and Australia. The Company recorded total license fees to be paid of $1,367,000 upon use of the license. Pursuant to the license agreement, the Company paid a total of $692,500, including a foreign currency loss of $9,000, in 2007, and will pay €500,000 in 2008.

Geospatial Mapping Systems, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2007

Note 1 – Summary of Significant Accounting Policies (continued)

Intangible Assets (continued)

In addition to the license fees, the Company is obligated to make minimum purchases of Smart Probes™, which escalate each year, and to pay an exclusivity fee that varies based on the volume of Smart Probes™ purchased. If minimum purchase requirements (Note 5) are not met, the exclusivity portion of the license agreement with Reduct NV becomes void.

The license rights have an indefinite useful life. Accordingly, the rights are not amortized under SFAS No. 142, Goodwill and Other Intangible Assets. The useful life of the license rights is reviewed annually and the carrying value of the license rights is tested annually for impairment. Should the license rights be determined to be impaired, the value of the asset will be written down and a loss recognized in the period in which the asset’s recorded value exceeds its fair value.

Revenue Recognition

Revenues for fixed-price contracts are recognized under the percentage-of-completion method of accounting, whereby revenues are recognized ratably as those contracts are performed. This rate is based primarily on the proportion of contract costs incurred to date to total contract costs projected to be incurred for the entire project, or the proportion of measurable output completed to date to total output anticipated for the entire project. During 2007 and 2006, the Company did not have any fixed-price contracts.

Revenues for time-and-materials contracts are recognized as the services are rendered.

Advance customer payments are recorded as deferred revenue until such time as they are recognized as revenue.

Advertising

The Company expenses advertising costs as they are incurred. Advertising expense for the year ended December 31, 2007 was $25,231.

Geospatial Mapping Systems, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2007

Note 1 – Summary of Significant Accounting Policies (continued)

Deferred Income Taxes

The Company accounts for income taxes in accordance with SFAS 109, Accounting for Income Taxes (“SFAS 109”). SFAS 109 requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryovers.

Deferred income taxes arise from the Company’s use of different accounting methods for financial reporting and income tax reporting purposes. The tax basis of certain start-up costs exceeds their basis for financial reporting purposes. The excess will be deductible for tax purposes as the start-up costs are amortized over 180 months. The basis for financial reporting purposes of certain license rights exceeds the tax basis of those license rights by the cumulative amortization for tax purposes. The excess will reverse if and when the license rights are written down due to impairment. The Company uses different methods of depreciation for tax and financial reporting purposes, resulting in different tax bases. This difference will reverse over the estimated useful lives of the Company’s property, plant and equipment. The tax basis of certain accruals exceeds its basis for financial reporting purposes. The excess will be deductible when the accrued amounts are paid. The tax basis of certain accrued expenses denominated in foreign currency exceeds its basis for financial reporting purposes by the amount of unrealized foreign currency losses. These losses will be deductible for tax purposes as the losses are realized when the accrued amounts are paid. The Company has a net operating loss carryover from prior periods that is available to offset future taxable income.

The Company currently has a deferred tax asset resulting from the above differences in accounting methods for financial reporting and income tax reporting purposes. This deferred tax asset is completely offset by a valuation allowance due to the uncertainty of realization.

Stock-Based Payments

The Company accounts for its stock-based compensation in accordance with SFAS No. 123 (Revised), Share Based Payment (“SFAS 123(R)”). Under SFAS 123(R), the Company records compensation expense for stock options at the fair value of the stock options at the grant date, amortized over the vesting period. The Company records expense for stock options, warrants, and similar grants issued to non-employees at the fair value of the stock options at the grant date, or the fair value of the consideration received, whichever is more readily available.

Note 2 – Notes Receivable

During 2007, the Company advanced cash totaling $105,000 to Mid-Atlantic Pipe Services, Inc. (“MAPS”) in exchange for Promissory Notes from MAPS. The Promissory Notes bear interest at 8% per annum, which totaled $2,585 for the year ended December 31, 2007. At December 31, 2007, MAPS owed the Company $107,585 under a Promissory Note that is due on December 30, 2008.

Geospatial Mapping Systems, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2007

Note 3 – Income Taxes

The Company’s provision for (benefit from) income taxes is summarized below for the year ended December 31, 2007, and the period from May 26, 2006 (inception) through December 31, 2006:

	Year Ended December 31, 2007	Period from May 26, 2006 (inception) through December 31, 2006
Current:
Federal	$—	$—
State	—	—

	—	—

Deferred:
Federal	(794,468)	(163,965)
State	(252,212)	(52,052)

	(1,046,680)	(216,017)

Total income taxes	(1,046,680)	(216,017)
Less: valuation allowance	1,046,680	216,017

Net income taxes	$—	$—

The reconciliation of the federal statutory income tax rate to the effective income tax rate is as follows for the year ended December 31, 2007 and the period from May 26, 2006 (inception) through December 31, 2006:

	Year Ended December 31, 2007	Period from May 26, 2006 (inception) through December 31, 2006
Federal statutory rate	35.0%	35.0%
State income taxes (net of federal benefit)	6.5	6.5
Valuation allowance	(41.5)	(41.5)

Effective rate	0.0%	0.0%

Geospatial Mapping Systems, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2007

Note 3 – Income Taxes (continued)

Significant components of the Company’s deferred tax assets and liabilities are summarized below as of December 31, 2007 and 2006. A valuation allowance has been established as realization of such assets has not met the more-likely-than-not threshold requirement under SFAS 109.

	As of December 31,
	2007	2006
Start-up costs	$131,934	$141,767
License fees	(12,607)	—
Depreciation	(63,364)	(17,017)
Accrued expenses	132,800	—
Unrealized foreign currency losses	49,903	—
Net operating loss carryforward	1,024,031	91,267

Deferred income taxes	1,262,697	216,017

Less: valuation allowance	(1,262,697)	(216,017)

Net deferred income taxes	$—	$—

At December 31, 2007, the Company had federal and state net operating loss carryforwards of approximately $2,468,000. The federal and state net operating loss carryforwards expire beginning in 2021 and 2026, respectively. The amount of the state net operating loss carryforward that can be utilized each year to offset taxable income is limited by state law.

Geospatial Mapping Systems, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2007

Note 4 – Net Loss Per Share of Common Stock

Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of shares of Common Stock outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if dilutive potential Common Stock had been converted to Common Stock. The following reconciles amounts reported in the financial statements:

	2007	2006	Cumulative from Date of Inception
Net (loss)	$(2,531,887)	$(520,525)	$(3,052,412)
Divided by:
Weighted average shares outstanding	13,257,701	8,773,105	11,575,978

Basic and fully-diluted net loss per share	$(0.19)	$(0.06)	$(0.25)

The effects of options to purchase 9,800,000 shares of Common Stock, and rights to purchase 3,100,000 shares of Common Stock were not included in the computation of diluted earnings per share because the effect of their conversion would be antidilutive.

Note 5 – Commitments and Contingencies

The Company maintains its cash in bank deposit accounts at financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. The bank accounts at times exceed FDIC limits. The Company has not experienced any losses on such accounts.

The Company has entered into an exclusive and perpetual agreement to license the patent pending DuctRunner Smart Probe™ technology from Reduct NV, a Belgium company, the developer of the technology. The license agreement provides the Company with exclusive control over the rights to the DuctRunner Smart Probe™ technology throughout the continents of North America, South America, and Australia.

Pursuant to the Reduct License Agreement, the Company has agreed to a minimum purchase of Smart Probes™, and an annual exclusivity fee that varies based on the volume of Smart Probe™ purchases, as follows:

Geospatial Mapping Systems, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2007

Note 5 – Commitments and Contingencies (continued)

		Exclusivity Fee
Year	Minimum Purchase	Minimum	Maximum
2008	€2,100,000	€0	€450,000
2009	€3,850,000	€0	€825,000
2010	€5,250,000	€0	€1,162,500
Thereafter	Increases at 15% per year	€0	€1,162,500

In addition to the minimum purchases noted above, the Company has agreed to purchase €1,700,000 of equipment in 2008 in satisfaction of the Company’s 2007 purchase commitment. The Company made a deposit of €406,642 (U.S. $600,000) in 2007 against the 2007 purchase commitment. The remaining commitment, adjusted for the effect of foreign currency, included in accrued expenses at December 31, 2007 amounted to $1,841,370.

The Company leases its headquarters building for $6,500 per month. The lease terminates on April 30, 2009, and is cancelable by the lessor with 90 days’ notice. Future minimum payments under this lease are as follows:

Minimum
Year	Payments
2008	$78,000
2009	26,000

Note 6 – Concentrations

Reduct NV, a Belgian company, is the developer and sole supplier of the DuctRunner Smart Probe™, which is an essential component of a significant portion of the Company’s services.

Note 7 – Related-Party Transactions

The Company leases its headquarters building from Mark A. Smith, the Company’s Chairman and Chief Executive Officer. The building has approximately 3,200 square feet of office space, and is used by the Company’s corporate and engineering/operations staff. The Company incurred $78,000 and $45,500 of lease expense for this building during 2007 and 2006, respectively.

During 2006, Mr. Smith expended $195,837 on behalf of the Company, which was repaid in 2006. In 2007, Mr. Smith loaned the Company $836,000 for working capital purposes, and expended $13,102 on behalf of the Company. In 2007, the Company repaid Mr. Smith $383,240. The balance of the loan, including unpaid rent of $45,500 and $21,814 of interest at 8%, amounted to $533,176, which was settled by the issuance of 1,066,352 shares of Common Stock to Mr. Smith.

Geospatial Mapping Systems, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2007

Note 8 – Stock-Based Payments

On December 1, 2007, the Company adopted the 2007 Stock Option Plan (the “Plan”), under which the Compensation Committee of the Board of Directors (the “Committee”) may award grants of options to purchase up to 15,000,000 shares of the Company’s Common Stock to eligible employees, directors, and consultants, subject to exercise prices and vesting requirements determined by the Committee. The Board of Directors has reserved 15,000,000 shares of the Company’s Common Stock for issuance under the Plan. On December 1, 2007, the Company granted options to purchase 9,800,000 shares of the Company’s Common Stock at $0.50 per share to certain employees.

Using the Black-Scholes option pricing model, management has determined that the stock options granted in 2007 have no value. Accordingly, no compensation cost or other expense was recorded for the stock options. The current value of a share of the Company’s Common Stock used in the Black-Scholes option pricing model was determined by an independent appraisal.

The assumptions used and the weighted average calculated value of the stock options are as follows for the year ended December 31, 2007:

Risk-free interest rate	4.0%
Expected dividend yield	None
Expected life of options	5 years
Expected volatility rate	25%
Weighted average fair value of options granted	$0.00

Geospatial Mapping Systems, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2007

Note 8 – Stock-Based Payments (continued)

The following is an analysis of the options to purchase the Company’s Common Stock:

	Total Options	Weighted Average Exercise Price	Aggregate Fair Value	Weighted Average Remaining Contractual Term (In Years)
Total options outstanding at January 1, 2007	—	$—
Granted	9,800,000	0.50
Exercised	—	—
Lapsed and forfeited	—	—

Total options outstanding at December 31, 2007	9,800,000	$0.50	$—	9.1

Options vested and expected to vest at December 31, 2007	9,116,000	$0.50	$—	9.1

Options exercisable at December 31, 2007	9,116,000	$0.50	$—	9.1

The following is an analysis of nonvested options:

	Nonvested Options	Weighted Average Fair Value
Nonvested options at January 1, 2007	—	$—
Granted	9,800,000	—
Vested	(9,166,666)	—
Forfeited	—	—

Nonvested options at December 31, 2007	633,334	$—

On June 6, 2007, the Company entered into an Agreement (the Reduct Amendment Agreement”) with Reduct NV to extend and amend the Exclusive License and Distribution Agreement dated August 3, 2006. Pursuant to the 2007 Agreement, the Company granted Delta Networks Limited SA, a Luxembourg company, the 99% owner of Reduct NV, the right to purchase 3,000,000 shares of the Company’s Common Stock at $0.50 per share until October 31, 2009.

Geospatial Mapping Systems, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2007

Note 8 – Stock-Based Payments (continued)

On December 4, 2007, the Company granted options to purchase 100,000 shares of the Company’s Common Stock at $0.50 per share to a contractor.

Using the Black-Scholes option pricing model, management has determined that the stock purchase rights and options granted to non-employees in 2007 have no value. Accordingly, no expense was recorded upon the grants of the stock purchase rights and options. The current value of a share of the Company’s Common Stock used in the Black-Scholes option pricing model was determined by an independent appraisal.

The assumptions used and the weighted average calculated value of the stock purchase rights are as follows for the year ended December 31, 2007:

Risk-free interest rate	4.0%
Expected dividend yield	None
Expected life of stock purchase rights	2 years
Expected volatility rate	25%
Weighted average fair value of stock purchase rights and options granted	$0.00

Geospatial Mapping Systems, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2007

Note 9 – Supplemental Disclosures of Stock Issuance

The following table summarizes the sales of the Company’s Common Stock:

Date	Description	Price per Share	Shares of Common Stock	Common Stock	Additional Paid-In Capital
May 26, 2006	Issuance of Common Stock for subscription receivable	$0.001	8,500,000	$8,500	$—

			8,500,000	$8,500	$—

June 5, 2006	Issuance of Common Stock for cash	$0.50	500,000	$500	$249,500
June 9, 2006	Issuance of Common Stock for cash	0.50	40,000	40	19,960
June 14, 2006	Issuance of Common Stock for cash	0.50	60,000	60	29,940
June 15, 2006	Issuance of Common Stock for cash	0.50	50,000	50	24,950
July 20, 2006	Issuance of Common Stock for cash	0.50	50,000	50	24,950
July 21, 2006	Issuance of Common Stock for cash	0.50	2,050,000	2,050	1,022,950
July 26, 2006	Issuance of Common Stock for cash	0.50	50,000	50	24,950
August 7, 2006	Issuance of Common Stock for cash	0.50	120,000	120	59,880
August 15, 2006	Issuance of Common Stock for cash	0.50	50,000	50	24,950
September 26, 2006	Issuance of Common Stock for cash	0.50	200,000	200	99,800

			3,170,000	$3,170	$1,581,830

January 7, 2007	Issuance of Common Stock for cash	$0.50	50,000	$50	$24,950
January 31, 2007	Issuance of Common Stock for cash	0.50	20,000	20	9,980
February 5, 2007	Issuance of Common Stock for cash	0.50	35,000	35	17,465
February 7, 2007	Issuance of Common Stock for cash	0.50	100,000	100	49,900
February 15, 2007	Issuance of Common Stock for cash	0.50	50,000	50	24,950
February 28, 2007	Issuance of Common Stock for cash	0.50	100,000	100	49,900
March 6, 2007	Issuance of Common Stock for cash	0.50	130,000	130	64,870
April 11, 2007	Issuance of Common Stock for cash	0.50	100,000	100	49,900
May 2, 2007	Issuance of Common Stock for cash	0.50	20,000	20	9,980
May 6, 2007	Issuance of Common Stock for cash	0.50	1,000	1	499
May 21, 2007	Issuance of Common Stock for cash	0.50	50,000	50	24,950
May 22, 2007	Issuance of Common Stock for cash	0.50	20,000	20	9,980
May 24, 2007	Issuance of Common Stock for cash	0.50	20,000	20	9,980
May 29, 2007	Issuance of Common Stock for cash	0.50	40,000	40	19,960
June 1, 2007	Issuance of Common Stock for cash	0.50	10,000	10	4,990
August 1, 2007	Issuance of Common Stock for cash	0.50	50,000	50	24,950
August 9, 2007	Issuance of Common Stock for cash	0.50	100,000	100	49,900
August 13, 2007	Issuance of Common Stock for cash	0.50	10,000	10	4,990
August 16, 2007	Issuance of Common Stock for cash	0.50	50,000	50	24,950
August 20, 2007	Issuance of Common Stock for cash	0.50	250,000	250	124,750
August 26, 2007	Issuance of Common Stock for cash	0.50	20,000	20	9,980
August 29, 2007	Issuance of Common Stock for cash	0.50	200,000	200	99,800
August 30, 2007	Issuance of Common Stock for cash	0.50	1,250,000	1,250	623,750
September 13, 2007	Issuance of Common Stock for cash	0.50	250,000	250	124,750
September 24, 2007	Issuance of Common Stock for cash	0.50	400,000	400	199,600
November 13, 2007	Issuance of Common Stock for cash	0.50	40,000	40	19,960
December 10, 2007	Issuance of Common Stock for cash	0.80	625,000	625	499,375
December 18, 2007	Issuance of Common Stock for cash	0.80	625,000	625	499,375

			4,616,000	$4,616	$2,678,384

November 30, 2007	Issuance of Common Stock in settlement of note	$0.50	1,066,352	$1,066	$532,110

			1,066,352	$1,066	$532,110

Geospatial Mapping Systems, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2007

Note 10 – Subsequent Events

On January 24, 2008, the Company issued warrants to purchase 87,545 shares of the Company’s Common Stock at a price of $0.55 per share to principals of a contractor of the Company.

On February 22, 2008, the Company sold 500,000 shares of the Company’s Common Stock for $400,000 in cash at a price of $0.80 per share.

On February 25, 2008, the Company issued 30,000 shares of the Company’s Common Stock for $15,000 in cash at a price of $0.50 per share pursuant to the exercise of a warrant to purchase 100,000 shares of the Company’s Common Stock held by a contractor of the Company. The contractor’s remaining warrants to purchase 70,000 shares of the Company’s Common Stock were cancelled.

On February 29, 2008, the Company issued 1,129,336 shares of the Company’s Common Stock to the Company’s Chief Executive Officer in settlement of cash advances to the Company, plus accrued interest at 8%, totaling $903,469 at a price of $0.80 per share.

On March 6, 2008, the Company sold 875,000 shares of the Company’s Common Stock for $700,000 in cash at a price of $0.80 per share.

On March 13, 2008, the Company sold 62,500 shares of the Company’s Common Stock for $50,000 in cash at a price of $0.80 per share.

On March 13, 2008, the Company granted options to purchase 100,000 shares of the Company’s Common Stock at $0.80 per share to an employee.

On March 14, 2008, the Company sold 125,000 shares of the Company’s Common Stock for $100,000 in cash at a price of $0.80 per share.

On March 21, 2008, the Company entered into Amendment No. 2 to Exclusive License and Distribution Agreement (the “2008 Reduct Amendment”) with Reduct under which Reduct agreed to extend the payment due date for €300,000 from March 31, 2008 to April 30, 2008, and for €300,000 from March 31, 2008 to May 31, 2008. Under the 2008 Reduct Amendment, the Company agreed to extend the exercise period of Reduct’s warrant to purchase 3,000,000 shares of the Company’s Common Stock to October 31, 2010. In addition, the Company agreed to place an order for the year 2008 of €3,000,000 worth of Smart Probes™ before July 8, 2008, and make a down payment towards the order of €1,500,000 worth of Smart Probes™ before July 8, 2008.

We anticipate that on April 22, 2008, Kayenta Kreations, Inc. (“Kayenta”) will acquire all the outstanding Common Stock of the Company pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated March 25, 2008.

Geospatial Mapping Systems, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2007

Note 10 – Subsequent Events (continued)

Pursuant to the Merger Agreement, Kayenta shareholders approved a 2.8 for 1 forward stock split, resulting in 3,685,618 shares of Kayenta Common Stock outstanding at the closing of the Merger Agreement. Further, Kayenta will issue one share of Kayenta’s Common Stock in exchange for each outstanding share of the Company’s Common Stock. Upon consummation of the Merger Agreement, the Company will become a fully-owned subsidiary of Kayenta, which will be renamed “Geospatial Holdings, Inc.,” and the Company’s shareholders will obtain majority ownership and control of Geospatial Holdings, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Geospatial Mapping Systems, Inc.

We have reviewed the condensed balance sheet of Geospatial Mapping Systems, Inc. as of March 31, 2008, and the related condensed statements of operations and cash flows for the three-month periods ended March 31, 2008 and 2007, and the related condensed statement of changes in stockholders’ equity for the three month period ended March 31, 2008. These financial statements are the responsibility of the company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Geospatial Mapping Systems, Inc. as of December 31, 2007, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated April 18, 2008, we expressed an unqualified opinion on those financial statements.

/s/ GOFF BACKA ALFERA & COMPANY, LLC

Pittsburgh, Pennsylvania

April 22, 2008

Geospatial Mapping Systems, Inc.

Condensed Balance Sheets

	March 31, 2008	December 31, 2007*
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$394,496	$183,448
Accounts receivable, net of allowance for doubtful accounts of $10,000 and $0 at March 31, 2008 and December 31, 2007, respectively	929,090	7,530
Unbilled accounts receivable	4,874	—
Unbilled revenues on contracts in progress	26,900	—
Notes receivable	176,865	107,585
Prepaid expenses	285,327	81,985

Total current assets	1,817,552	380,548

Property, plant and equipment:
Field equipment	903,277	891,384
Office equipment	99,616	76,698
Vehicles	17,530	17,530

Total property, plant and equipment	1,020,423	985,612
Less: accumulated depreciation	(216,401)	(179,283)

Net property, plant and equipment	804,022	806,329

Other assets:
License fees	1,367,000	1,367,000
Deposit on equipment	2,441,370	2,441,370

Total other assets	3,808,370	3,808,370

Total assets	$6,429,944	$4,995,247

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$40,367	$82,241
Accrued expenses	2,540,209	3,155,742
Billings in excess of revenues on contracts in progress	44,475	—

Total current liabilities	2,625,051	3,237,983

Stockholders’ equity:
Preferred Stock, $.001 par value; 10,000,000 shares authorized and no shares issued and outstanding at March 31, 2008 and December 31, 2007	—	—
Common Stock, $.001 par value; 90,000,000 shares authorized at March 31, 2008 and December 31, 2007; 20,074,188 and 17,352,352 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	20,074	17,352
Additional paid-in capital	6,958,071	4,792,324
Stock subscriptions receivable	(50,000)	—
Accumulated deficit	(3,123,252)	(3,052,412)

Total stockholders’ equity	3,804,893	1,757,264

Total liabilities and stockholders’ equity	$6,429,944	$4,995,247

*	Condensed from audited financial statements.

The accompanying notes are an integral part of these unaudited condensed financial statements.

Geospatial Mapping Systems, Inc.

Condensed Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2008	2007
Sales	$947,540	$—
Cost of sales	294,437	—

Gross profit	653,103	—

Selling, general and administrative expenses	549,469	403,582

Income (loss) from operations	103,634	(403,582)

Other income (expense):
Interest income	3,307	162
Interest expense	(3,570)	—
Other income	—	340
Loss on foreign currency exchange	(174,211)	—

Total other income and expenses	(174,474)	502

Net loss before income taxes	(70,840)	(403,080)

Provision for (benefit from) income taxes	—	—

Net loss	$(70,840)	$(403,080)

Basic and fully-diluted net loss per share of Common Stock	$(0.00)	$(0.03)

The accompanying notes are an integral part of these unaudited condensed financial statements.

Geospatial Mapping Systems, Inc.

Condensed Statements of Changes in Stockholders’ Equity

For the Three Months Ended March 31, 2008

(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-In Capital	Stock Subscription Receivable	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance, December 31, 2007	—	$—	17,352,352	$17,352	$4,792,324	$—	$(3,052,412)	$1,757,264
Issuance of Common Stock for cash at $0.80 per share	—	—	1,500,000	1,500	1,198,500	—	—	1,200,000
Issuance of Common Stock in settlement of note at $0.80 per share	—	—	1,129,336	1,129	902,340	—	—	903,469
Issuance of Common Stock for stock subscription at $0.80 per share	—	—	62,500	63	49,937	(50,000)	—	—
Issuance of Common Stock for cash in settlement of option at $0.50 per share	—	—	30,000	30	14,970	—	—	15,000
Net loss for the three months ended March 31, 2008	—	—	—	—	—	—	(70,840)	(70,840)

Balance, March 31, 2008	—	$—	20,074,188	$20,074	$6,958,071	$(50,000)	$(3,123,252)	$3,804,893

The accompanying notes are an integral part of these unaudited condensed financial statements.

Geospatial Mapping Systems, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(70,840)	$(403,080)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	37,119	34,990
Liabilities settled by issuance of Common Stock	3,469	—
Accrued interest receivable	(3,279)	—
Changes in operating assets and liablities:
Accounts receivable	(921,560)	—
Unbilled accounts receivable	(4,874)	—
Unbilled revenues on contracts in progress	(26,900)	—
Prepaid expenses	(203,343)	16,486
Accounts payable	(41,875)	(6,175)
Accrued expenses	(7,122)	—
Billings in excess of revenues on contracts in progress	44,475	—

Net cash used in operating activities	(1,194,730)	(357,779)

Cash flows from investing activities:
Purchase of property, plant and equipment	(34,812)	(53,895)
Deposit on equipment - reduction of accrued expenses	(608,410)	—
Notes receivable issued	(66,000)	—

Net cash used in investing activities	(709,222)	(53,895)

Cash flows from financing activities:
Issuance of Common Stock	1,215,000	227,500
Proceeds of loans from stockholder	900,000	—

Net cash provided by financing activities	2,115,000	227,500

Net change in cash and cash equivalents	211,048	(184,174)

Cash and cash equivalents at beginning of period	183,448	185,967

Cash and cash equivalents at end of period	$394,496	$1,793

Supplemental disclosures:
Cash paid during period for interest	$101	$—
Cash paid during period for income taxes	—	—
Non-cash transactions:
Issuance of stock subscription receivable	50,000	—
Issuance of Common Stock in settlement of liabilities	903,469	—

The accompanying notes are an integral part of these unaudited condensed financial statements.

Geospatial Mapping Systems, Inc.

Notes to Unaudited Condensed Financial Statements

March 31, 2008

Note 1 – Basis of Presentation

The Unaudited Condensed Financial Statements included herein have been prepared by Geospatial Mapping Systems, Inc. (the “Company”) in accordance with generally accepted accounting principles for interim financial information and regulations contained in the Securities Exchange Act of 1934, as amended. Accordingly, the accompanying Unaudited Condensed Financial Statements do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying Unaudited Condensed Financial Statements as of and for the three months ended March 31, 2008 should be read in conjunction with the Company’s Financial Statements as of and for the year ended December 31, 2007. In the opinion of the Company’s management, all adjustments considered necessary for a fair statement of the accompanying Unaudited Condensed Financial Statements have been included, and all adjustments, unless otherwise discussed in the Notes to the Unaudited Condensed Financial Statements, are of a normal and recurring nature. Operating results for the three months ended March 31, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008.

The use of accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

From the Company’s inception on May 26, 2006 through December 31, 2007, the Company was considered a development stage company as defined by Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises. As such, the Company devoted substantially all its efforts to establishing a new business. During the three months ended March 31, 2008, the Company began to generate revenues from its planned operations, and ceased to be a development stage company.

Certain amounts from the Company’s December 31, 2007 financial statements have been reclassified to conform to current year presentation.

Geospatial Mapping Systems, Inc.

Notes to Unaudited Condensed Financial Statements

March 31, 2008

Note 2 – Accounts Receivable

Accounts receivable consisted of the following at March 31, 2008:

Billed:
Completed contracts	$93,901
Contracts in progress	845,189

939,090
Less: allowance for doubtful accounts	(10,000)

929,090
Unbilled	4,874

$933,964

Note 3 – Uncompleted Contracts

Costs, estimated earnings, and billings on uncompleted contracts are summarized as follows at March 31, 2008:

Costs incurred on uncompleted contracts	$224,513
Estimated earnings	603,101

827,614
Billings to date	(845,189)

$(17,575)

Included in the accompanying balance sheet under the following captions:

Unbilled revenues on contracts in progress	$26,900
Billings in excess of revenues on contracts in progress	(44,475)

$(17,575)

Geospatial Mapping Systems, Inc.

Notes to Unaudited Condensed Financial Statements

March 31, 2008

Note 4 – Backlog

The following schedule summarizes changes in backlog on contracts during the three months ended March 31, 2008. Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress at quarter end, and from contractual agreements on which work has not yet begun.

Backlog balance at December 31, 2007	$20,551
New contracts during the quarter	1,347,995
Contract adjustments	4,874

1,373,420
Less: contract revenue earned during the quarter	(946,941)

Backlog balance at March 31, 2008	$426,479

Note 5 – Related Party Transactions

The Company leases its headquarters building from Mark A. Smith, the Company’s Chairman and Chief Executive Officer. The building has approximately 3,200 square feet of office space, and is used by the Company’s corporate and engineering/operations staff. The Company incurred $19,500 of lease expense for this building during the three months ended March 31, 2008.

During the three months ended March 31, 2008, Mr. Smith loaned the Company $900,000 for working capital purposes. Interest on the loan at 8% amounted to $3,469 during the three months ended March 31, 2008. The balance of the note, including accrued interest, amounted to $903,469, which was settled by the issuance of 1,129,336 shares of the Company’s Common Stock to Mr. Smith on February 29, 2008.

Geospatial Mapping Systems, Inc.

Notes to Unaudited Condensed Financial Statements

March 31, 2008

Note 6 – Income Taxes

The Company’s provision for (benefit from) income taxes is summarized below for the three months ended March 31:

	2008	2007
Current:
Federal	$—	$—
State	—	—

	—	—

Deferred:
Federal	(2,517)	(126,071)
State	(799)	(40,023)

	(3,316)	(166,094)

Total income taxes	(3,316)	(166,094)

Less: valuation allowance	3,316	166,094

Net income taxes	$—	$—

The reconciliation of the federal statutory income tax rate to the effective income tax rate is as follows for the three months ended March 31:

	2008	2007
Federal statutory rate	35.0%	35.0%
State income taxes (net of federal benefit)	6.5	6.5
Valuation allowance	(41.5)	(41.5)

Effective rate	0.0%	0.0%

Geospatial Mapping Systems, Inc.

Notes to Unaudited Condensed Financial Statements

March 31, 2008

Note 6 – Income Taxes (continued)

Significant components of the Company’s deferred tax assets and liabilities are summarized below as of March 31, 2008 and 2007. A valuation allowance has been established as realization of such assets has not met the more-likely-than-not threshold requirement under SFAS 109.

	As of March 31,
	2008	2007
Start-up costs	$129,476	$139,309
License fees	(22,062)	—
Depreciation	(68,249)	(28,935)
Allowance for doubtful accounts	4,150
Unrealized foreign currency losses	103,331	—
Net operating loss carryforward	1,119,366	271,736

Deferred income taxes	1,266,012	382,110
Less: valuation allowance	(1,266,012)	(382,110)

Net deferred income taxes	$—	$—

At March 31, 2008, the Company had federal and state net operating loss carryforwards of approximately $2,697,000. The federal and state net operating loss carryforwards expire beginning in 2021 and 2026, respectively. The amount of the state net operating loss carryforward that can be utilized each year to offset taxable income is limited by state law.

Geospatial Mapping Systems, Inc.

Notes to Unaudited Condensed Financial Statements

March 31, 2008

Note 7 – Stock-Based Payments

During the three months ended March 31, 2008, the Company granted options to purchase 100,000 shares of the Company’s Common Stock to an eligible employee under the 2007 Stock Option Plan.

On February 25, 2008, a contractor exercised a warrant to purchase 30,000 shares of the Company’s Common Stock under an agreement dated December 4, 2007. The contractor’s remaining warrants to purchase 70,000 shares of the Company’s Common Stock were cancelled.

On March 21, 2008, the Company entered into Amendment No. 2 to the Exclusive License and Distribution Agreement (the “2008 Reduct Amendment”) with Reduct under which Reduct agreed to extend the payment due date for €300,000 from March 31, 2008 to April 30, 2008, and for €300,000 from March 31, 2008 to May 31, 2008. Under the 2008 Reduct Amendment, the Company agreed to extend the exercise period of Reduct’s warrant to purchase 3,000,000 shares of the Company’s Common Stock to October 31, 2010. In addition, the Company agreed to place an order for the year 2008 of €3,000,000 of Smart Probes™ before July 8, 2008, and make a down payment toward the order of €1,500,000 of Smart Probes before July 8, 2008.

Note 8 – Net Loss Per Share of Common Stock

Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of shares of Common Stock outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if dilutive potential Common Stock had been converted to Common Stock. The following reconciles amounts reported in the financial statements:

	Three Months Ended March 31,
	2008	2007
Net loss	$(70,840)	$(403,080)
Divided by:
Weighted average shares outstanding	18,233,499	11,903,000

Basic and fully-diluted net loss per share	$(0.00)	$(0.03)

The effects of options to purchase 9,900,000 shares of Common Stock, and rights to purchase 3,087,545 shares of Common Stock were not included in the computation of diluted earnings per share because the effect of their conversion would be antidilutive.

Geospatial Mapping Systems, Inc.

Notes to Unaudited Condensed Financial Statements

March 31, 2008

Note 9 – Subsequent Events

The Company anticipates that on April 25, 2008, Kayenta Kreations, Inc. (“Kayenta”) will acquire all the outstanding Common Stock of the Company pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated March 25, 2008.

Pursuant to the Merger Agreement, Kayenta shareholders approved a 2.8 for 1 forward stock split, resulting in 3,685,618 shares of Kayenta Common Stock outstanding at the closing of the Merger Agreement. Further, Kayenta will issue one share of Kayenta’s Common Stock in exchange for each outstanding share of the Company’s Common Stock. Upon consummation of the Merger Agreement, the Company will become a fully-owned subsidiary of Kayenta, which will be renamed “Geospatial Holdings, Inc.,” and the Company’s stockholders will obtain majority ownership and control of Geospatial Holdings, Inc.

14.	Changes in and Disagreements with Accountants

The disclosure set forth in Item 4.01 is incorporated into this section by reference.

15.	Financial Statements and Exhibits

The disclosure set forth in Section 13 of this Item 2.01 to this Current Report on Form 8-K is incorporated into this Section by reference.

Item 3.02. Recent Sales of Equity Securities

The disclosure set forth in Section 10 of Item 2.01 to this Current Report on Form 8-K is incorporated into this Item by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant

Effective upon the consummation of the Merger described in Item 1.01 of this Current Report on Form 8-K, Pritchett, Siler & Hardy, P.C. (“Pritchett, Siler & Hardy”) was dismissed as the principal accountant engaged to audit the financial statements of the Registrant. Pritchett, Siler & Hardy performed the audits of the Registrant’s financial statements for the fiscal years ended December 31, 2007, 2006 and 2005. During those periods and the subsequent interim periods prior to their dismissal, there were no disagreements with Pritchett, Siler & Hardy on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Pritchett, Siler & Hardy’s satisfaction, would have caused Pritchett, Siler & Hardy to make reference to the subject matter of the disagreements in connection with Pritchett, Siler & Hardy’s reports, nor were there any “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Pritchett, Siler & Hardy for the Registrant’s fiscal years ended December 31, 2007, 2006 and 2005 did not contain an adverse opinion, or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

The Company has requested Pritchett, Siler & Hardy to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above by the Company. A copy of such letter, dated April 25, 2008, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Effective April 17, 2008, GMSI engaged Goff Backa Alfera & Co., LLC, (“Goff Backa Alfera”) as its principal accountants to audit GMSI’s financial statements. Prior to its engagement, neither GMSI nor Parent had consulted with Goff Backa Alfera with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). Upon the consummation of the Merger, Goff Backa Alfera continued as the auditor of the Registrant.

The Board of Directors of the Company approved the change in accountants described herein.

Item 5.01. Changes in Control of Registrant

The disclosure set forth in Item 2.01 to this Current Report on Form 8-K is incorporated into this Item by reference. As a result of the Merger, GMSI became the Company’s wholly-owned subsidiary and the Company ceased being a Shell Company. The Company intends to carry on GMSI’s business.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure set forth in Item 2.01 to this Current Report on Form 8-K is incorporated into this Item by reference. Prior to the closing of the Merger, our board of directors was composed of Brenda White. Upon the consummation of the Merger, Mark A. Smith, the sole Director of GMSI, Richard Nieman and Thomas R. Oxenreiter were appointed to the Company’s board of directors, and Brenda White resigned. All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors.

Item 5.06. Change in Shell Company Status

The disclosure set forth in Item 2.01 to this Current Report on Form 8-K is incorporated into this Item by reference. As a result of the completion of the Merger, we believe the Company is no longer a Shell Company as that term is defined in Rule 12b-2 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits

The financial statements filed in Section 13 of Item 2.01 to this Current Report on Form 8-K are incorporated into this Item by reference.

Exhibit	Description
2.1	Agreement and Plan of Merger by and among Kayenta Kreations, Inc., a Nevada Corporation, Kayenta Subsidiary Corp., a Delaware Corporation Geospatial Mapping Systems, Inc., a Delaware Corporation and Thomas G. Kimble, an individual dated March 25, 2008 (incorporated by reference to Exhibit 10.01 to the Company’s Current Report on Form 8-K filed March 25, 2008)

3.1	Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008)

3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form SB-2 filed on April 23, 1996)

4.1	Common Stock Specimen Certificate (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form SB-2 filed on April 23, 1996)

10.1	Lease Agreement dated May 1, 2006 between Mark A Smith and Geospatial Mapping Systems, Inc.

10.2	Exclusive License and Distribution Agreement between Reduct NV and Geospatial Mapping Systems, Inc., dated as of August 3, 2006

10.3	Exclusive License and Distribution Extension Agreement between Reduct NV and Geospatial Mapping Systems, Inc., dated as of June 6, 2007

10.4	The Amendment No. 1 to the Reduct Exclusive License and Distribution Agreement between Reduct NV and Geospatial Mapping Systems, Inc., dated December 21, 2007

10.5	The Amendment No. 2 to the Reduct Exclusive License and Distribution Agreement between Reduct NV and Geospatial Mapping Systems, Inc., dated March 21, 2008

10.6	Letter Agreement Clarifying the Exclusive License and Distribution Agreement dated April 17, 2008 by Reduct NV to Geospatial Mapping Systems, Inc.

10.7	Company Stock Option Plan

10.8	Employment Agreement dated December 1, 2007 between Mark A. Smith and Geospatial Mapping Systems, Inc.

10.9	Nonqualified Stock Option Agreement between Geospatial Mapping Systems, Inc. and Mark A. Smith dated effective December 1, 2007

10.10	Agreement Not to Compete between Mark A. Smith and Geospatial Mapping Systems, Inc. dated effective December 1, 2007

10.11	Employment Agreement dated December 1, 2007 between Richard Nieman and Geospatial Mapping Systems, Inc.

10.12	Nonqualified Stock Option Agreement between Geospatial Mapping Systems, Inc. and Richard Nieman dated effective December 1, 2007

10.13	Agreement Not to Compete between Richard Nieman and Geospatial Mapping Systems, Inc. dated effective December 1, 2007

10.14	Employment Agreement dated January 8, 2007 between Linda M. Ward and Geospatial Mapping Systems, Inc.

10.15	Nonqualified Stock Option Agreement between Geospatial Mapping Systems, Inc. and Linda M. Ward dated effective December 1, 2007

10.16	Agreement Not to Compete between Linda M. Ward and Geospatial Mapping Systems, Inc. dated effective December 1, 2007

10.17	Nonqualified Stock Option Agreement between Geospatial Mapping Systems, Inc. and Thomas R. Oxenreiter dated effective March 13, 2008

10.18	Agreement Not to Compete between Thomas R. Oxenreiter and Geospatial Mapping Systems, Inc. dated effective March 13, 2008

10.19	Distribution Agreement between Geospatial Mapping Systems, Inc. and HMIM, Inc., a company duly organized under the laws of Louisiana, dated December 19, 2007

16.1	Letter from Pritchett, Siler & Hardy, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Geospatial Holdings, Inc.
(Registrant)

Date: May 1, 2008	By:	/s/ Mark A. Smith
	Name:	Mark A. Smith
	Title:	Chief Executive Officer

	By:	/s/ Thomas R. Oxenreiter
	Name:	Thomas R. Oxenreiter
	Title:	Chief Financial Officer